UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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THE MARCUS CORPORATION
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THE MARCUS CORPORATION
100 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin 53202-4125

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 6, 2021

To the Shareholders of
THE MARCUS CORPORATION
NOTICE IS HEREBY GIVEN THAT the 2021 Annual Meeting of Shareholders of THE MARCUS CORPORATION will be held on Thursday, May 6, 2021, at 9:00 a.m., Central Time, online via live webcast, in which you can submit questions and vote online, at www.virtualshareholdermeeting.com/MCS2021 for the following purposes:
1.
to elect as directors the ten nominees named in the attached proxy statement;

2.
to approve the amendment and restatement of our 2004 Equity and Incentive Awards Plan;

3.
to approve, by advisory vote, the compensation of our named executive officers as disclosed in the attached proxy statement;

4.
to ratify the selection of Deloitte & Touche LLP as our independent auditor for our fiscal year ending December 30, 2021; and

5.
to consider and act upon any other business that may be properly brought before the meeting or any postponement or adjournment thereof.

Only holders of record of our Common Stock and Class B Common Stock as of the close of business on March 5, 2021, will be entitled to notice of, and to vote at, the virtual annual meeting and any postponement or adjournment thereof. Shareholders may vote online or by proxy. The holders of our Common Stock will be entitled to one vote per share and the holders of our Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration. If you are a shareholder and wish to access the virtual 2021 Annual Meeting of Shareholders, please visit: www.virtualshareholdermeeting.com/MCS2021. To participate and submit questions in writing during the virtual annual meeting, you will need the 16-digit control number included in your Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting, voting instruction form or proxy card.
Shareholders are cordially invited to attend the virtual annual meeting online via live webcast. You should have already received an Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting with instructions on how to access the proxy materials and vote. As indicated in that Notice, you may view the proxy materials online at www.proxyvote.com and you may also access and complete the proxy card online at www.proxyvote.com. Or if you prefer, you may request a copy of the proxy materials, free of charge, including a hard copy of the proxy card, through the website www.proxyvote.com, by phone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com. Whether or not you expect to attend the virtual annual meeting, you are requested to properly complete the proxy card online at www.proxyvote.com or to obtain, complete, date, sign and promptly return a hard copy of the proxy card, which can be obtained by request through the website, toll free number or email address noted above.
Accompanying this Notice of 2021 Annual Meeting of Shareholders is a proxy statement and form of proxy.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 6, 2021
We encourage you to access and review all of the information contained in the proxy statement and accompanying materials before voting. The proxy statement and our 2020 annual report to shareholders are available at www.proxyvote.com. If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed above on or before April 22, 2021 to facilitate timely delivery.
IMPORTANT: If you hold your shares in a brokerage account, you should be aware that your broker is not permitted to vote your shares for the election of directors, the approval of the amendment and restatement of our 2004 Equity and Incentive Awards Plan or the approval, by advisory vote, of the compensation of our named executive officers if you do not instruct your broker how to vote within 10 days prior to our Annual Meeting. Therefore, you must affirmatively take action to vote your shares at our virtual Annual Meeting. If you do not, your shares will not be voted with respect to such matters.
On Behalf of the Board of Directors
Milwaukee, Wisconsin March 25, 2021	Thomas F. Kissinger Senior Executive Vice President, General Counsel and Secretary

THE MARCUS CORPORATION

PROXY STATEMENT

For
2021 Annual Meeting of Shareholders
To Be Held Thursday, May 6, 2021
This proxy statement and accompanying form of proxy are being furnished to our shareholders beginning on or about March 25, 2021, in connection with the solicitation of proxies by our board of directors for use at our 2021 Annual Meeting of Shareholders to be held on Thursday, May 6, 2021, at 9:00 a.m., Central Time, online via live webcast, in which our shareholders can submit questions and vote online, at www.virtualshareholdermeeting.com/MCS2021 and at any postponement or adjournment thereof (collectively, the “Virtual Meeting”), for the purposes set forth in the attached Notice of 2021 Annual Meeting of Shareholders and as described herein.
Execution of a proxy will not affect your right to attend the Virtual Meeting and to vote online, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our Secretary, by notifying the appropriate personnel at the Virtual Meeting in writing or by voting online at the Virtual Meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the Virtual Meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted: (1) for the board’s ten director nominees set forth below; (2) for the approval of the amendment and restatement of our 2004 Equity and Incentive Awards Plan; (3) for the approval, by advisory vote, of the compensation of our named executive officers; (4) for the ratification of the selection of Deloitte & Touche LLP as our independent auditor for our fiscal year ending December 30, 2021; and (5) on such other matters that may properly come before the Virtual Meeting and at any postponement or adjournment thereof in accordance with the best judgment of the persons named as proxies.
Only holders of record of shares of our Common Stock (“Common Shares”) and our Class B Common Stock (“Class B Shares”) as of the close of business on March 5, 2021 (the “Record Date”) are entitled to vote at the Virtual Meeting. As of the Record Date, we had 23,505,539 Common Shares and 7,825,254 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Virtual Meeting. The holders of our Common Shares and the holders of our Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Virtual Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 101,758,079, consisting of 23,505,539 votes represented by outstanding Common Shares and 78,252,540 votes represented by outstanding Class B Shares.
IMPORTANT: If you hold your shares in a brokerage account, you should be aware that your broker is not permitted to vote your shares for the election of directors, the approval of the amendment and restatement of our 2004 Equity and Incentive Awards Plan or the approval, by advisory vote, of the compensation of our named executive officers if you do not instruct your broker how to vote within 10 days prior to the Virtual Meeting. Therefore, you must affirmatively take action to vote your shares at the Virtual Meeting. If you do not, your shares will not be voted with respect to such matters.

PROPOSAL 1 — ELECTION OF DIRECTORS
At the Virtual Meeting, our shareholders will elect all ten members of our board of directors. The directors elected at the Virtual Meeting will hold office until our 2022 Annual Meeting of Shareholders and until their successors are duly qualified and elected. If, prior to the Virtual Meeting, one or more of the board’s nominees becomes unable to serve as a director for any reason, the votes represented by proxies granting authority to vote for all of the board’s nominees, or containing no voting instructions, will be voted for a replacement nominee selected by the board of directors. Under Wisconsin law, if a quorum of shareholders is present, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election. This means that the individuals receiving the largest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Virtual Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Virtual Meeting.
All of our director nominees have been elected by our shareholders and have served continuously as directors since the date indicated below. The names of the director nominees, together with certain information about each of them as of the Record Date, are set forth below. Unless otherwise indicated, all of our director nominees have held the same principal occupation indicated below for at least the last five years.
Name	Current Principal Occupation	Age	Director Since
Stephen H. Marcus	Our chairman of the board. In January 2009, he retired as our chief executive officer, a position he had held since 1988. Mr. Marcus’ long-time service as our chief executive officer and chairman of the board led to our conclusion that he should serve as a director of the Company, including as our chairman of the board.(1)(2)	85	1969
Gregory S. Marcus	Our chief executive officer since January 2009 and our president since January 2008. Prior thereto, he was our senior vice president — corporate development. Mr. Marcus’ experience with our Company since 1999 in various positions, including his current role as our chief executive officer, led to our conclusion that he should serve as a director of the Company.(1)(2)(3)	56	2005
Diane Marcus Gershowitz	Real estate management and investments. Ms. Gershowitz’s long-standing service on our board and her expertise in real estate matters led to our conclusion that she should serve as a director of the Company.(1)(2)	82	1985

Name	Current Principal Occupation	Age	Director Since
Allan H. Selig	Chief executive officer of Selig Leasing Co., Inc. (automobile leasing agency) and Commissioner Emeritus of Major League Baseball. Mr. Selig’s long-standing service on our board and his experience as commissioner of Major League Baseball has led to our conclusion that he should serve as a director of the Company.(4)	86	1995
Timothy E. Hoeksema	Retired chairman of the board, president and chief executive officer of Midwest Air Group, Inc. (commercial airline carrier). Mr. Hoeksema’s long-standing service on our board and his experience as the chief executive officer for many years at one of the nation’s most recognized service-oriented national travel carriers and his experience in the travel industry led to our conclusion that he should serve as a director of the Company.	74	1995
Bruce J. Olson	Our retired senior vice president and retired president of Marcus Theatres Corporation. Mr. Olson’s long-standing service on our board and extensive experience gained while leading our theatre division led to our conclusion that he should serve as a director of the Company.	71	1996
Philip L. Milstein	Principal of Ogden CAP Properties, LLC (real estate and investments) and former co-chairman of Emigrant Savings Bank (savings bank). Mr. Milstein’s long-standing service on our board of directors and his financial expertise and experience led to our conclusion that he should serve as a director of the Company.	71	1996
Brian J. Stark	Founding principal, chief executive officer and chief investment officer of Stark Investments (global alternative investment firm). Mr. Stark’s extensive executive level experience in the investment industry and financial markets led to our conclusion that he should serve as a director of the Company.(5)	66	2012

Name	Current Principal Occupation	Age	Director Since
Katherine M. Gehl	President of Gehl Foods, Inc. from September 2011 to March 2015, and chairman of Gehl Foods, Inc. from 2007 to September 2011. Ms. Gehl’s extensive executive-level experience in the food service and hospitality industries and board of directors experience led to our conclusion that she should serve as a director of the Company.	54	2015
David M. Baum	Managing Member of Baum Media Group, LLC since February 2005. Special Advisor to The Golf Channel from August 2017 to February 2020. President of Maven Marketing, LLC (d/b/a Revolution Golf) from April 2013 to July 2017 and Partner with Goldman, Sachs & Co. from 1998 to 2003. Mr. Baum’s expertise in matters relating to corporate finance, mergers and acquisitions, corporate governance, leisure travel and digital media led to our conclusion that he should serve as a director of the Company.(6)	56	2016

(1)
Stephen H. Marcus and Diane Marcus Gershowitz are siblings. Gregory S. Marcus is the son of Stephen H. Marcus.

(2)
As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus, Gregory S. Marcus and Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See “Stock Ownership of Management and Others.”

(3)
Gregory S. Marcus is also an officer of certain of our subsidiaries.

(4)
Allan H. Selig is a director of Oil-Dri Corporation of America.

(5)
Brian J. Stark is a director of Black Maple Capital Corporation.

(6)
David M. Baum is a director of Cumulus Media Inc.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S NOMINEES. COMMON SHARES OR CLASS B SHARES REPRESENTED AT THE VIRTUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” EACH OF THE BOARD’S NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of Directors
Based on a review by our board of directors of the direct and indirect relationships that each of the ten directors currently serving on the board of directors has with the Company, including the relationships between the Company and Selig Leasing Co., Inc. and Major League Baseball, the board of directors has determined that each of Messrs. Selig, Hoeksema, Milstein, Stark and Baum and Ms. Gehl are “independent directors” as defined by the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).
Board Leadership Structure
Currently, Mr. Gregory Marcus serves as our chief executive officer and Mr. Stephen Marcus serves as our chairman of the board of directors. Our board of directors does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate. Instead, our Corporate Governance Policy Guidelines provide that our board of directors has the authority to choose its chairman in any way it deems best for the Company and its shareholders at any given point in time. Since Mr. Stephen Marcus’ retirement as chief executive officer in 2009, our board of directors has determined that the separation of these roles most appropriately suits our Company because of Mr. Stephen Marcus’ long history with our Company, including his tenure as our chief executive officer, and his skills and experience within the industries in which we operate. Further, our board of directors believes that this split in roles allows Mr. Gregory Marcus to focus more of his energies on the management of our Company’s business. Our board of directors believes that there is no single board of directors leadership structure that would be most effective in all circumstances, and therefore retains the authority to modify this structure to best address our Company’s and our board of directors’ then current circumstances as and when appropriate. Additionally, our Corporate Governance Policy Guidelines provide that, if the chairman of the board of directors is an employee director or is otherwise not an independent director, then the Corporate Governance and Nominating Committee will recommend to the board of directors, and the board of directors will appoint, an independent director to serve as Lead Independent Director. Currently, Philip L. Milstein serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include:
•
calling and presiding over all meetings of the board of directors at which the chairman of the board of directors is not present, including executive sessions of independent directors, and communicating feedback on executive sessions to the chairman of the board of directors;

•
providing input as necessary to the chairman of the board and secretary on preparation of agendas for board of directors meetings;

•
facilitating the board of directors’ approval of the number and frequency of board of directors meetings, as well as the schedule of such meetings to ensure sufficient time for discussion of agenda items;

•
serving as principal liaison between the independent directors and the chairman of the board of directors;

•
ensuring that there is open communication between the independent directors, on the one hand, and the chairman of the board of directors and our management, on the other; and

•
conferring with the chairman of the board of directors on other issues of corporate importance, as appropriate.

Our board of directors and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Each of our chief executive officer, chief financial officer and general counsel, with input as appropriate from other management members, report and provide relevant information directly to our board of directors or the Audit Committee on various types of identified material financial, reputational, legal, environmental and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. These reports, information and strategies are then reviewed, approved and monitored on an ongoing basis by our board of directors and the Audit Committee. Our board of directors’ and Audit Committee’s roles in our risk oversight process have not affected our board of directors leadership structure. During 2020, our board of directors and its committees also reviewed and discussed with management the impact of COVID-19 on our employees, supply chain and business, as well as management’s strategies and initiatives to respond to, and mitigate, adverse impacts, including enhanced health and safety measures for our employees and customers.
Code of Conduct
The board of directors has adopted The Marcus Corporation Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct is available under the “Governance” section of our website, www.marcuscorp.com. If you would like us to mail you a copy of our Code of Conduct, free of charge, please contact Thomas F. Kissinger, Senior Executive Vice President, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.
Committees of the Board of Directors
Our board of directors has an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each committee operates under a written charter and the charters of our Audit, Compensation and Corporate Governance and Nominating Committees are available under the “Governance” section of our website, www.marcuscorp.com. Our board of directors and each committee also operate under our Corporate Governance Policy Guidelines, which are available under the “Corporate Governance and Nominating Committee” tab of the “Governance” section of our website. If you would like us to mail you a copy of our Corporate Governance Policy Guidelines or a committee charter, free of charge, please contact Mr. Kissinger at the above address.
Audit Committee.   Our board of directors has an Audit Committee whose principal functions are to: (1) appoint and establish the compensation for and oversee our independent auditors; (2) review annual audit plans with management and our independent auditors; (3) preapprove all audit and non-audit services provided by our independent auditors; (4) oversee management’s evaluation of the adequacy of our internal and business controls, disclosure controls and procedures, and risk assessment and management; (5) review areas of financial risk that could have a material adverse effect on our results of operations and financial condition with management and our independent auditors; (6) evaluate the independence of our independent auditors; (7) review, in consultation with management and our independent auditors, financial reporting and accounting practices of comparable companies that differ from our own; and (8) receive, retain and address complaints (including employees’ confidential, anonymous submission of concerns) regarding financial disclosure and accounting and auditing matters. Our Audit Committee consists of Brian J. Stark (Chairman), Katherine M. Gehl and David M. Baum. Each member of our Audit Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. In addition, the board of directors has determined that each of the members of the Audit Committee is an “audit committee financial expert,” as that term is defined by the rules and regulations of the SEC. The Audit Committee met five times during fiscal 2020. See “Audit Committee Report.”
Compensation Committee.   Our board of directors also has a Compensation Committee whose principal functions are to: (1) evaluate and establish the compensation, bonuses and benefits of our officers and other key employees and of the officers and other key employees of our subsidiaries; and (2) administer our executive compensation plans, programs and arrangements. See “Compensation Discussion and Analysis.” Our Compensation Committee consists of Allan H. Selig (Chairman), Philip L. Milstein and Brian J. Stark. Each member of our Compensation Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. Our Compensation Committee also created a sub-committee, comprised of Messrs. Milstein and Stark, who are considered outside directors as defined by the rules of Internal Revenue Code Section 162(m), to take actions relevant to performance-based compensation intended to qualify as such under Section 162(m). The Compensation Committee met once during fiscal 2020. See “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee.   Our board of directors also has a Corporate Governance and Nominating Committee whose principal functions are to: (1) develop and maintain our Corporate Governance Policy Guidelines; (2) develop and maintain our Code of Conduct; (3) oversee the interpretation and enforcement of our Code of Conduct; (4) receive and review matters brought to the committee’s attention pursuant to our Code of Conduct; (5) evaluate the performance of our board of directors, its committees and committee chairmen and our directors; and (6) recommend individuals to be elected to our board of directors. Our Corporate Governance and Nominating Committee consists of Philip L. Milstein (Chairman), Timothy E. Hoeksema, Katherine M. Gehl and David M. Baum. Each member of our Corporate Governance and Nominating Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee met twice during fiscal 2020.
The Corporate Governance and Nominating Committee performs evaluations of the board of directors as a whole, the non-management directors as a group, and each director individually. In addition, the Corporate Governance and Nominating Committee regularly assesses the appropriate size of our board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise or the board decides to increase the size of our board of directors, the Corporate Governance and Nominating Committee will identify prospective nominees, including those nominated by management, members of our board of directors and shareholders, and will evaluate such prospective nominees against the standards and qualifications set out in the Corporate Governance and Nominating Committee Charter, including the individual’s range of experience, wisdom, integrity, ability to make independent analytical inquiries, business experience and acumen, understanding of our business and ability and willingness to devote adequate time to board and committee duties. While the Corporate Governance and Nominating Committee does not specifically have a formal policy relating to the consideration of diversity in its process to select and evaluate director nominees, our Corporate Governance Policy Guidelines provide that the board of directors shall be committed to a diversified membership. Accordingly, the Corporate Governance and Nominating Committee seeks to have our board of directors represent a diversity of backgrounds, experience, gender and race.
The Corporate Governance and Nominating Committee does not evaluate shareholder nominees differently from any other nominee. Pursuant to procedures set forth in our By-laws, the Corporate Governance and Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. We did not receive any shareholder nominations for directors to be considered at the Virtual Meeting. To be timely for the 2022 Annual Meeting of Shareholders, any shareholder director nominations must be received by the date identified under the heading “Other Matters.” To be in proper form, the nomination must, among other things, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee, and information about the nominating shareholder and each nominee. These requirements are detailed in our By-laws, which are attached as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2020, which is accessible at www.sec.gov. A copy of our By-laws will be provided upon written request to Mr. Kissinger at the above address.
Finance Committee.   Our board of directors also has a Finance Committee whose principal functions are to, upon the request of Company management, provide preliminary review, advice, direction, guidance and consultation with respect to potential transactions. Our Finance Committee consists of David Baum (Chairman), Stephen H. Marcus, Gregory Marcus, Philip L. Milstein, Brian Stark and Allan H. Selig. The Finance Committee met twice during fiscal 2020.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Board Meetings, Director Attendance, Executive Sessions and Presiding Director
Our board of directors met four times during fiscal 2020. All but one of our directors attended 100% of the aggregate of the number of board meetings and number of meetings of the committees on which he or she served during fiscal 2020. Due to medical reasons which have since been resolved, Brian Stark did not attend at least 75% of the aggregate of the number of board meetings and number of meetings of the committees on which he served during fiscal 2020; however, Mr. Stark did attend over 60% of the aggregate meetings, including 75% of the board meetings and 80% of the audit committee meetings. Our non-management directors meet periodically in executive sessions without management present. The Lead Independent Director serves as the chairman of all meetings of our non-management directors.
Directors are expected to attend our annual meeting of shareholders each year. At the 2020 annual meeting of shareholders, all of our directors were in attendance.
Contacting the Board
Interested parties may contact our board of directors, a group of directors (including our non-management directors), or a specific director by sending a letter, regular or express mail, addressed to our board of directors or the specific director in care of Mr. Kissinger at the above address. Mr. Kissinger will promptly forward appropriate communications from interested parties to the board of directors or the applicable director.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS
The following table sets forth information as of the Record Date as to our Common Shares and Class B Shares beneficially owned by: (1) each of our directors and nominees for director; (2) each of our executive officers named in the Summary Compensation Table set forth below under “Compensation Discussion and Analysis;” (3) all such directors and executive officers as a group; and (4) all other persons or entities known by us to be the beneficial owner of more than 5% of either class of our outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.
Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)	Shared Voting and Investment Power(1)	Total Share Ownership and Percentage of Class(1)	Percentage of Aggregate Voting Power(1)
Directors and Named Executive Officers
Stephen H. Marcus(2)
Common Shares	21,895	6,003	27,898
			*	45.5%
Class B Shares	4,576,347	52,070	4,628,417
			59.1%
Diane Marcus Gershowitz(2)
Common Shares	212,929(3)	0	212,929(3)
			*	26.0%
Class B Shares	2,439,613	182,351	2,621,964
			33.5%
Gregory S. Marcus
Common Shares	513,145(4)(5)	75	513,220(4)(5)
			2.2%	2.7%
Class B Shares	210,230	18,233	228,463
			2.9%
Allan H. Selig
Common Shares	42,265(3)	0	42,265(3)
			*	*
Timothy E. Hoeksema
Common Shares	28,006(3)	15,002	43,008(3)
			*	*
Philip L. Milstein
Common Shares	56,099(3)(6)	0	56,099(3)(6)
			*	*
Brian J. Stark
Common Shares	24,156(3)	0	24,156(3)
			*	*
Bruce J. Olson
Common Shares	11,437(3)	8,731	20,168(3)
			*	*
Katherine M. Gehl
Common Shares	16,206(3)	0	16,206(3)
			*	*
David M. Baum
Common Shares	15,983(3)	0	15,983(3)
			*	*

Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)	Shared Voting and Investment Power(1)	Total Share Ownership and Percentage of Class(1)	Percentage of Aggregate Voting Power(1)
Directors and Named Executive Officers
Thomas F. Kissinger
Common Shares	165,332(5)	0	165,332(5)
			*	*
Douglas A. Neis
Common Shares	151,295(5)	60,958	212,253(5)
			*	*
Rolando B. Rodriguez
Common Shares	106,180(4)(5)	17,713	123,893(4)(5)
			*	*
All directors and executive officers as a group (13 persons)
Common Shares(7)	1,364,928(7)	108,482	1,473,410(7)
			6.1%	74.4%
Class B Shares	7,226,190	252,654	7,478,844
			95.6%
Other Five Percent Shareholders
BlackRock, Inc.(8)
Common Shares(9)	3,515,080	0	3,515,080
			15.0%	3.5%
FMR LLC(10)
Common Shares(11)	2,905,553	0	2,905,553
			12.4%	2.9%
Dimensional Fund Advisors LP(12)
Common Shares(13)	1,422,977	0	1,422,977
			6.1%	1.4%
Lazard Asset Management LLC(14)
Common Shares(15)	1,248,740	0	1,248,740
			5.3%	1.2%
The Vanguard Group(16)
Common Shares(17)	1,150,448	22,696	1,173,144
			5.0%	1.2%

*
Less than 1%.

(1)
The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the Common Shares listed in the table do not include Common Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common Shares that may be issued upon conversion of outstanding Class B Shares. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 101,758,079, consisting of 23,505,539 votes represented by outstanding Common Shares and 78,252,540 votes represented by outstanding Class B Shares.

(2)
The address of Stephen H. Marcus and Diane Marcus Gershowitz is c/o 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

(3)
Includes 8,583 Common Shares subject to acquisition by each of Diane Marcus Gershowitz, Allan H. Selig, Philip L. Milstein and Timothy E. Hoeksema, 9,053 Common Shares subject to acquisition by Brian J. Stark, 6,583 Common Shares subject to acquisition by Bruce J. Olson and Katherine M. Gehl and 5,000 Common Shares subject to acquisition by David M. Baum, in each case, pursuant to the exercise of stock options held on the Record Date that were then vested or that will vest within 60 days thereafter. This number also includes 1,506 Common Shares subject to certain restrictions on transfer under securities laws held by each of Diane Marcus Gershowitz, Allan H. Selig, Timothy E. Hoeksema, Philip L. Milstein, Brian J. Stark, Katherine M. Gehl, Bruce J. Olson and David M. Baum, of which 753 were granted on May 6, 2020 and 753 were granted on May 7, 2019. See “Compensation Discussion and Analysis — Non-Employee Director Compensation.” The restrictions on these restricted Common Shares terminate on the second anniversary of the date on which they were granted.

(4)
Includes 7,209 and 1,152 Common Shares held for the respective accounts of Gregory S. Marcus and Rolando B. Rodriguez in our Pension Plus Plan as of March 5, 2021. See “Compensation Discussion and Analysis — Other Benefits — Qualified Retirement Plan.”

(5)
Includes 90,833, 354,950, 140,725 and 89,466 Common Shares subject to acquisition by Thomas F. Kissinger, Gregory S. Marcus, Douglas A. Neis and Rolando B. Rodriguez, respectively, pursuant to the exercise of stock options held on the Record Date that were then vested or that will vest within 60 days thereafter. See “Compensation Discussion and Analysis — Grants of Plan-Based Awards.”

(6)
Excludes the following shares, as to which Mr. Milstein disclaims beneficial interest: (a) 10,244 Common Shares held by PLM Foundation, of which Mr. Milstein is co-trustee; (b) 2,000 Common Shares held by Mr. Milstein’s wife; (c) 8,100 Common Shares held by Mr. Milstein’s children; and (d) 124,111 Common Shares held by the SVM Foundation, of which Mr. Milstein is co-trustee.

(7)
Includes 737,605 Common Shares subject to acquisition pursuant to the exercise of stock options held by our named executive officers and non-employee directors on the Record Date that were then vested or that will vest within 60 days thereafter. See “Compensation Discussion and Analysis — Grants of Plan Based Awards” and “Compensation Discussion and Analysis — Non-Employee Director Compensation.”

(8)
The address of BlackRock, Inc. (“BlackRock”) is 55 East 52nd Street, New York, New York 10055.

(9)
Other than share ownership percentage information, the information set forth is as of December 31, 2020, as reported by BlackRock in its Schedule 13G/A filed with us and the SEC on January 26, 2021. BlackRock has sole voting power with respect to 3,490,853 shares and sole dispositive power with respect to 3,515,080 shares.

(10)
The address of FMR LLC (“FMR”) is 245 Summer Street, Boston, Massachusetts 02210.

(11)
Other than share ownership percentage information, the information set forth is as of December 31, 2020, as reported by FMR in its Schedule 13G filed with us and the SEC on February 10, 2021. FMR has sole voting power with respect to 0 shares and sole dispositive power with respect to 2,905,553 shares.

(12)
The address of Dimensional Fund Advisors LP (“DFA”) is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(13)
Other than share ownership percentage information, the information set forth is as of December 31, 2020, as reported by DFA in its Schedule 13G/A filed with us and the SEC on February 12, 2021. DFA has sole voting power with respect to 1,376,042 shares and sole dispositive power with respect to 1,422,997 shares.

(14)
The address of Lazard Asset Management LLC (“Lazard”) is 30 Rockefeller Plaza, New York, NY 10112.

(15)
Other than share ownership percentage information, the information set forth is as of December 31, 2020, as reported by Lazard in its Schedule 13G/A filed with us and the SEC on February 10, 2021. Lazard has sole voting power with respect to 725,830 and sole dispositive power with respect to 1,248,740 shares.

(16)
The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Blvd, Malvern, PA 19355.

(17)
Other than share ownership percentage information, the information set forth is as of December 31, 2020, as reported by Vanguard in its Schedule 13G/A filed with us and the SEC on February 10, 2021. Vanguard has sole voting power with respect to 0 shares and sole dispositive power with respect to 1,150,448 shares.

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis, or “CD&A,” provides information about our compensation philosophy, principles and processes for our chairman of the board, our chief executive officer, our chief financial officer and our two other most highly compensated executive officers for fiscal 2020. We sometimes collectively refer to these executive officers in this CD&A as our “named executive officers.”
This CD&A is intended to provide you with a better understanding of why and how we make our executive compensation decisions and facilitate your reading of the information contained in the tables and descriptions that follow this discussion. This CD&A is organized as follows:
•
Overview of Our Executive Compensation Philosophy.   In this section, we describe our executive compensation philosophy and the core principles underlying our executive compensation programs and decisions.

•
Role of Our Compensation Committee.   This section describes the process and procedures that our Compensation Committee followed to arrive at its executive compensation decisions.

•
Total Compensation.   In this section, we describe our named executive officers’ total compensation.

•
Elements of Compensation.   This section includes a description of the types of compensation paid and payable to our named executive officers.

•
Executive Stock Ownership.   This section describes the stock ownership of our named executive officers.

•
Impact of Tax, Accounting and Dilution Considerations.   This section discusses Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and certain accounting, financial reporting and shareholder dilution consequences that have impacted some of our executive compensation programs and decisions.

Overview of Our Executive Compensation Philosophy
Our executive compensation and benefit programs are designed to advance the following core compensation philosophies and principles:
•
We strive to compensate our executives at competitive levels to ensure that we attract, retain and motivate our key management employees who we expect will contribute significantly to our long-term success and value creation.

•
We link our executives’ compensation to the achievement of pre-established financial and individual performance goals that are focused on the creation of long-term shareholder value.

•
Our executive compensation policies are designed to foster an ownership mentality and an entrepreneurial spirit in our management team. We try to do this by providing our executives with a substantial long-term incentive compensation component that helps to more closely align our management’s financial interests with those of our shareholders over an extended performance period, and that otherwise encourages our management team to take appropriate market-responsive risk-taking actions that will facilitate our long-term growth and success.

At our 2020 annual meeting of shareholders, our shareholders were asked to approve, by advisory vote, the compensation of our named executive officers during fiscal 2019 as disclosed in the proxy statement for our 2020 annual meeting. At our 2020 annual meeting, over 98% of the votes cast and over 82% of all shares entitled to vote at the meeting were voted in favor of the compensation of our named executive officers. In developing our executive compensation and benefit programs that were in effect for fiscal 2020, we considered our shareholders’ resounding approval of our executive compensation and benefit programs for fiscal 2019 at our 2020 annual meeting. As a result, and as we describe in this CD&A, we maintained during fiscal 2020 many of the same executive compensation and benefit programs that were overwhelmingly approved by our shareholders at our 2020 annual meeting.
Role of Our Compensation Committee
Our Compensation Committee, or “Committee,” attempts to ensure that our executive compensation and benefit programs are consistent with our core compensation philosophies and principles by:

•
Analyzing aggregated composite survey and benchmark data from external compensation consultants about the compensation levels of similarly situated executives at equivalently-sized companies in various industry sectors.

•
Reviewing on an annual basis the performance of our company and our named executive officers, with assistance and recommendations from our chief executive officer (other than with respect to himself and our chairman), and determining their total direct compensation based on competitive levels as measured against our surveyed sectors, our company’s financial performance, each executive’s individual performance and other factors described below.

•
Reviewing the performance and determining the total compensation earned by, or paid or awarded to, our chairman and chief executive officer independent of input from them.

•
Maintaining the practice of holding executive sessions (without management present) at every meeting of our Committee.

•
Taking into account the long-term interests of our shareholders in developing and implementing our executive compensation plans and in making our executive compensation decisions.

Our Compensation Committee annually engages the services of external compensation consultants, including Aon Hewitt, Mercer and Willis Towers Watson, to provide the Committee with then current survey and benchmarking compensation data on a position-by-position basis for each of our named executive officers on a composite aggregated basis for various selected industry sectors. To mitigate the impact of potential year-over-year variability in benchmarking data caused by the COVID-19 pandemic, the Committee was presented and reviewed the same benchmark data that was presented the previous year. Specifically, Aon Hewitt and Mercer have provided our Committee with composite aggregated data respecting the base salary and total cash compensation (i.e., base salary and bonuses) for similarly situated executives at other companies with comparable annual revenue levels in the following sectors: (1) all organizations; (2) all non-manufacturing organizations; and (3) service organizations (including and excluding financial service organizations). The Committee chose these sectors so as to provide it with both a broad scope of applicable executive compensation data to consider, as well as more specific information at similarly-sized companies in comparable sectors. Neither Aon Hewitt nor Mercer have provided, and our Compensation Committee has not received, reviewed or considered, the individual identities of the companies which comprised these general sector categories of benchmarked organizations. For each of these sectors, our Committee has been provided with aggregated compiled data and identified the 25th percentile, median and 75th percentile amounts for the base salary and total cash compensation amounts for executives similarly situated to the named executive officers in each sector. In particular, when reviewing this survey data, our Committee pays particular attention to the composite benchmark salary and cash compensation data related to the service organizations, because our Committee believes that they are the most similar to our hotels and resorts and theatre divisions. In connection with our Committee’s long-term equity-based incentive award grants, Willis Towers Watson provided our Committee with composite aggregated data regarding the value of competitive long-term incentive plans for similarly situated executives at other companies with comparable revenue levels, identifying the 25th percentile, median and 75th percentile amounts.
Our Compensation Committee has the final authority to engage and terminate any compensation consultant and is responsible for periodically evaluating any compensation consultant that it engages. Our Compensation Committee also has the responsibility to consider the independence of any compensation consultant before engaging the consultant. Prior to each consultant’s appointment for fiscal 2020, our Compensation Committee reviewed the independence of such consultant and its individual representatives who serve as consultants to the Committee in light of SEC rules and NYSE listing standards regarding the independence of compensation committee members and the specific factors set forth therein and concluded that Aon Hewitt’s, Mercer’s and Willis Towers Watson’s work for the Committee does not raise any conflict of interest.
In addition to Willis Towers Watson’s work for our Compensation Committee, a different division of Willis Towers Watson provides actuarial services and pension plan consulting to us. In fiscal 2020, we paid such division approximately $56,000 for such actuarial and pension plan services which, given the relative sizes of both our organizations, we believe to be a relatively immaterial amount. As a result, our Compensation

Committee concluded that Willis Towers Watson’s provision of such actuarial and pension plan consulting services does not raise any conflict of interest.
In February 2021, our Compensation Committee conducted a thorough risk assessment of our compensation policies and practices. Our Committee evaluated the levels of risk-taking that could be potentially encouraged by each of our material compensation arrangements, after taking into account any relevant risk-mitigation features. As a result of this review, our Committee concluded that our compensation policies and practices do not encourage excessive or unnecessary risk-taking.
Total Compensation
The compensation paid to our named executive officers consists of four main elements: (1) salary; (2) an annual incentive cash bonus; (3) a long-term incentive compensation award, which includes an annual stock option grant, an annual restricted stock award and an annual long-term performance cash award; and (4) other benefits, including those made available under our employee benefit plans. The combination of these elements is intended to provide our named executive officers with fair and competitive compensation that rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to our long-term success and value creation. Additionally, these compensation elements, particularly our annual incentive cash bonus and long-term incentive awards, are designed to foster a shareholder mentality and the continuation of our entrepreneurial spirit by encouraging our executives to take appropriate market-responsive risk-taking actions that help create long-term shareholder value.
While the relative amounts of salaries and benefits provided to our named executive officers are intended to be set at competitive levels compared to our surveyed group of benchmarked sectors, we provide our executives with the opportunity to earn significant additional amounts through performance-based annual cash bonuses and long-term incentive compensation programs.
For fiscal 2020, the total cash compensation (i.e., salary and annual cash bonus) paid to our named executive officers generally fell between the 50th and 75th percentile of the total cash compensation amounts paid to executives holding equivalent positions at our surveyed group of benchmarked sectors. In establishing these relative levels of compensation, our Committee first established the relative level of each of our named executive officer’s base salary at between the 50th and 75th percentile of the salary paid to similarly situated executives at our surveyed group of benchmarked sectors. These decisions were based on the considerations discussed in more detail below under “Elements of Compensation — Base Salaries.” Then, our Committee established the relative level of each of our named executive officer’s targeted annual cash bonus award that, if earned, would result in our payment of total cash compensation amounts that would generally fall between the 50th and 75th percentile of the total cash compensation paid to similarly situated executives at our surveyed group of benchmarked sectors. These decisions were based on the considerations discussed in more detail below under “Elements of Compensation — Annual Cash Bonuses.” Our Committee subjectively believed that the targeted relative levels of total cash compensation to our named executive officers resulting from this process generally reflected the highly experienced nature of our senior executive team and was generally consistent with our historical corporate financial performance, the individual performance of our named executive officers and our prior shareholder return. Our Committee also believed that these total cash compensation levels were reasonable in their totality and supported our core compensation philosophies and principles. However, in establishing these relative compensation levels, our Committee did not specifically compare any of the criteria listed in the prior two sentences to our surveyed group of benchmarked sectors. For fiscal 2020, our Committee established the range of potential total cash compensation payable to our named executive officers at the same relative levels compared to updated recent information for our benchmarked sectors.
Mr. Greg Marcus, as our chief executive officer and Mr. Rodriguez, as our theatre division president, have a higher percentage of their total compensation based on achieving their incentive bonus targets, because our Committee believes that they have the most potential to impact our corporate financial performance. Our Committee believes that this emphasis and allocation most effectively links pay-for-performance.
Elements of Compensation
Base Salary
Our Compensation Committee, in consultation with our chief executive officer (other than with respect to decisions affecting himself and our chairman), strives to establish competitive base salaries for our named executive officers set at between the 50th and 75th percentile of the salaries paid to similarly situated executives at our surveyed group of benchmarked sectors. Each executive officer’s salary is initially based on the level of his responsibilities, the relationship of such responsibilities to those of our other executive officers and his tenure at our company. We evaluate and adjust the base salaries of our named executive officers annually as of March 1 of each fiscal year. When evaluating and adjusting the salaries of our named executive officers (other than our chairman and chief executive officer), we consider the recommendations of our chief executive officer. In making his recommendations, our chief executive officer generally takes into account: (1) our corporate financial performance as a whole and on a divisional basis, when appropriate, for the most recent fiscal year compared to our historical and budgeted performance; (2) general economic conditions (including inflation) and the impact such conditions had on our operations and results; (3) each executive officer’s past, and anticipated future, contributions to our performance; (4) each executive officer’s compensation history with our company and the past levels of each element of total compensation; (5) how each executive officer’s salary compares to the range of salaries of similarly situated executives at our surveyed group of benchmarked companies; (6) new responsibilities, if any, recently delegated, or to be delegated, to such officer; and (7) the executive’s participation in significant corporate achievements during the prior fiscal year. Our Compensation Committee, while looking to our chief executive officer for his recommendations as to the salaries of our other named executive officers (other than with respect to himself and our chairman), also engages in its own independent review and judgment concerning such base salary adjustments based on the foregoing factors. When evaluating and adjusting our chief executive officer’s and chairman’s salary, our Compensation Committee independently, and without input from our chief executive officer, considers the factors cited above, as well as their respective ability to inspire subordinates with the vision of our company, and makes decisions accordingly. The seven factors listed above are only generally, and not individually or separately, analyzed, assessed and weighted by our Committee in its determination of the amount of base salary of each individual named executive officer. Our Committee subjectively assesses these factors in the aggregate based on the recommendations of our chief executive officer for all named executive officers other than himself and our chairman and, in the case of our chairman and chief executive officer, by our Committee on its own accord.
As a result of the process described above, for fiscal 2020, Stephen H. Marcus, Gregory S. Marcus, Douglas A. Neis, Thomas F. Kissinger and Rolando B. Rodriguez received increases of 3.5%, 2.9%, 3.2%, 3.1% and 3.0%, respectively, in their base salaries. In fiscal 2020, the base salaries paid to Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez represented 53%, 10%, 28%, 27% and 28%, respectively, of their respective total compensation for the fiscal 2020 as set forth below in the Summary Compensation Table. As a response to the COVID-19 pandemic and to mitigate its financial and operational impacts, effective March 20, 2020, we reduced Mr. Stephen Marcus’s and Mr. Greg Marcus’s base salary 50% and we reduced every other officer’s base salary 20%. In light of our subsequent improvements in our business, effective October 20, 2020, we reinstated 80% of the original base salary for fiscal 2020 of Mr. Stephen Marcus, 90% of the original base salary for fiscal 2020 of Mr. Rodriguez and 100% of the original base salary for fiscal 2020 of Messrs. Neis and Kissinger. Also effective October 20, 2020, we reduced Mr. Greg Marcus’s base salary for the remainder of fiscal 2020 to $0. Effective January 1, 2021, the base salaries for Messrs. Stephen Marcus, Greg Marcus and Rodriguez returned to 100% of original fiscal 2020 levels. Based upon our analyzing similar factors earlier this calendar year, for fiscal 2021, Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez each received an increase in their annual base salary of 1.0%. The Committee intends to review the annual base salaries of our named executive officers again at the beginning of our fiscal 2021 third and fourth quarters and may consider an additional increase, depending upon a number of factors, including the then-current status of the COVID-19 pandemic.
Annual Cash Bonuses
We establish targeted potential annual cash bonus awards at the beginning of each fiscal year pursuant to our variable incentive plan, which our Compensation Committee administers. Our variable incentive plan allows our Committee to select from a variety of appropriate financial metrics upon which to base the financial targets for achieving a corresponding annual incentive bonus. Under our variable incentive plan, our Committee may choose from one or more of the following financial metrics, either in absolute terms or in comparison to prior year performance or publicly available industry standards or indices: revenues; gross operating profit; operating income; pre-tax earnings; net earnings; earnings per share; earnings before interest, taxes, depreciation and amortization (“EBITDA”); economic profit; operating margins and statistics; financial return and leverage ratios; total shareholder return metrics; or a company-specific financial metric (such as Adjusted EBITDA, adjusted consolidated pre-tax income (“API”) or adjusted division pre-tax income (“ADI”)). Additional financial measures not specified in the variable incentive plan may be considered if our Committee determines that the specific measure contributes to achieving the primary goal of our incentive plan — sustained growth in long-term shareholder value. Our Committee retains the ability to consider whether an adjustment of the selected financial goals for any year is necessitated by exceptional circumstances. This ability is intended to be narrowly and infrequently used.
Targeted annual bonus awards under the variable incentive plan may be based on our relative achievement of the selected consolidated financial targets and/or divisional financial targets, as well as on discretionary individual performance measures that help enhance shareholder value as subjectively determined by our Compensation Committee. Our Committee also from time to time has granted special compensation awards to our named executive officers and other key employees to reward their integral involvement in significant corporate achievements or events. Our Committee did not grant any special compensation awards to any of our named executive officers in fiscal 2020.
At the beginning of each fiscal year, our Committee establishes applicable financial targets for such fiscal year for purposes of granting our named executive officers’ target incentive cash bonus opportunities for that fiscal year. For each selected applicable financial target, our Committee also establishes a threshold minimum level of financial performance and a maximum level of financial performance relative to such target. If our actual financial performance equals our targeted financial metric, then the portion of our incentive bonus payouts based on achieving that financial target will be equal to 100% of the targeted bonus amount. If we do not achieve the specified minimum threshold level of financial performance, then no incentive bonus payouts based on financial performance will be paid. If we equal or exceed the specified maximum level of financial performance, then we will pay out up to 320% of the targeted amount of the incentive bonuses based on the level that we exceed the selected financial performance metric. Financial performance between the threshold and target levels and between the target and maximum levels will result in a prorated portion of the financial-based bonus being paid.
Our Committee established the financial component of each named executive officer’s fiscal 2020 target incentive bonus opportunity as a percentage of API for corporate officers and as a percentage of theatre division ADI for Mr. Rodriguez. Additionally, the Committee established each named executive officer’s individual performance component of their fiscal 2020 target incentive bonus opportunity as a fixed percentage of their base salary, which was generally intended to approximate 20-30% of the total fiscal 2020 target incentive bonus opportunity for our chairman, chief executive officer and theatre division president and 40% for all of our other named executive officers, although these percentages may vary from year to year. If earned, our Committee believed that the bonuses at the target levels would result in our payment of total direct compensation to our named executive officers that would generally fall between the 50th and 75th percentile of total direct compensation paid to similarly situated executives at our benchmarked sectors. For fiscal 2020, targeted incentive bonus amounts for Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez were $210,778, $736,422, $196,804, $199,804 and $310,719, respectively.
As a result of the foregoing, the targeted fiscal 2020 incentive bonus award for Mr. Rodriguez was based 100% on achieving the fiscal 2020 ADI target of the theatre division. The targeted fiscal 2020 theatre division ADI was approximately $36.8 million. The targeted fiscal 2020 incentive bonus awards for Messrs. Stephen Marcus and Greg Marcus were based approximately 70-80% on achieving our fiscal 2020 consolidated API target of $75.6 million and approximately 20-30% on achieving their applicable individual performance measures. The targeted fiscal 2020 incentive bonus amounts for Messrs. Neis and Kissinger were based approximately 60% on achieving our fiscal 2020 consolidated API target and approximately 40% on achieving their applicable individual performance measures. We established these API and ADI targets for fiscal 2020 based on a consistent methodology that encourages growth over an average of prior years’ performance for both our company and our theatre division. We established these targets with the belief that the level of achievability of the targets would likely be consistent with the relative level of achievement of our historical financial targets. Since the implementation of our incentive plan, we have achieved between 25%-218% of the applicable bonus based upon our consolidated financial targets and 0%-379% of the applicable bonus based upon our division financial targets. Individual performance measures for fiscal 2020 included such officer’s individual contributions and achievements during fiscal 2020, particularly as such contributions and achievements relate to advancing our entrepreneurial spirit. For purposes of determining the relative achievement of our fiscal 2020 financial targets, we defined “API” as consolidated earnings before income taxes, excluding gains and losses from dispositions of assets, preopening expenses and unusual items, and less a goodwill amortization charge. Similarly, for these purposes, we defined “ADI” generally in the same manner as we do API, except that division earnings before income taxes is our beginning baseline metric instead of consolidated earnings before income taxes, and we also subtract an intercompany rent charge for company-owned real estate associated with each division. Our Committee also retained the ability to consider whether an adjustment of the selected financial goals for any year is necessitated by exceptional circumstances. This ability is intended to be narrowly and infrequently used and no such adjustments were made in fiscal 2020.
For fiscal 2020, due to the COVID-19 pandemic, our actual API and theatre division ADI were significant losses, resulting in no bonus achievement based upon financial measures. Our Compensation Committee also exercised its right under the terms of the variable incentive plan to not pay any incentives based upon individual performance measures for fiscal 2020 due to the financial losses incurred during fiscal 2020. As a result, Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez did not earn incentive bonus amounts during fiscal 2020.
We do not expect to return to pre-COVID-19 profitability levels during fiscal 2021, and as a result, the Compensation Committee has determined that the methodology used in previous years to establish financial targets will not apply. As such, the Compensation Committee did not establish targeted cash bonus awards for fiscal 2021 for Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez. The Compensation Committee will consider awarding discretionary cash bonuses when appropriate.
Long-Term Incentive Awards
We believe that long-term incentive awards support our core compensation philosophies and objectives because they encourage entrepreneurism and help our named executive officers to maintain a shareholder mentality in managing our businesses. We believe that using long-term incentive awards as an important component of our executive compensation package will further our goals of promoting continuity of management and increasing incentive and personal interest in our welfare by those employees who are primarily responsible for shaping or carrying out our long-range plans and securing our continued growth and financial success. Historically, we have granted stock options to a broad range of employees because we believe it is beneficial to our shareholders to have our employees maintain a shareholder orientation and an entrepreneurial spirit. In fiscal 2020, 47% of our employee stock options were granted to employees other than our named executive officers. For fiscal 2021, this percentage remains high at 45%.
Our long-term incentive plan for our senior executives includes a mix of three compensation elements: stock options (typically expected to constitute approximately 30-40% of each annual long-term incentive award), performance cash (typically expected to constitute approximately 40-45% of each annual long-term incentive award) and restricted stock (typically expected to constitute approximately 20-30% of each annual long-term incentive award). Our Committee granted Mr. Rodriguez a larger percentage of his initial long-term incentive award in the form of restricted stock as an incentive to join the Company. Our Committee tries to target the relative size of our annual long-term incentive grants to place us at or above the median level of long-term grants provided by our benchmarked companies. Stock options granted under the plan prior to fiscal 2018 generally become exercisable 40% after two years, 60% after three years, 80% after four years and 100% after five years of the date of grant. Beginning in fiscal 2018, stock options granted under the plan become exercisable 50% after two years, 75% after three years and 100% after four years of the date of grant. The options generally expire ten years from the date of grant as long as the optionee is still employed with the Company. Our restricted stock grants prior to fiscal 2018 have a vesting schedule of 50% after the third anniversary of grant and 100% after the fifth anniversary. Beginning in fiscal 2018, our restricted stock grants have a vesting schedule of 50% after the second anniversary of grant and 100% after the fourth anniversary. Mr. Stephen Marcus is not eligible to receive any equity-based award grants under our stock option and equity awards plans.
Our long-term incentive plan for our senior executives includes a performance cash component in order to increase the plan’s emphasis on linking the total compensation of our named executive officers to the relative level of our operating performance over the longer term. The performance cash component’s measurement period is five years for grants made in fiscal 2017, fiscal 2018, fiscal 2019, fiscal 2020 and fiscal

2021 for Messrs. Greg Marcus, Neis, Kissinger and Rodriguez. The performance measures for the performance cash component are our average return on invested capital, or ROIC, during the relevant measurement period, and our Adjusted EBITDA growth rate during the relevant measurement period, each of which is measured and calculated independently of each other, but with the relative achievement of our ROIC levels weighted 75% of the targeted total pay-out amount and our relative achievement of our Adjusted EBITDA growth rate weighted 25%. Under our cash performance plan, if our relative ROIC and/or Adjusted EBITDA growth rate over the relevant measurement period is equal to the 25th percentile of the respective Russell 2000 ROIC and/or Adjusted EBITDA growth rate over the measurement period, then the payment made to our named executive officers will be equal to 25% of the target pay-out amount for such respective performance measure. If we achieve performance of either or both measures equal to the 50th percentile, then the pay-out will be 100% of the target pay-out amount for such respective performance measure. If we achieve performance of either or both measures equal to the 75th percentile, then the pay-out will be 150% of the target pay-out amount for such respective performance measure. Performance achievements in between these percentiles will result in prorated pay-outs based on the foregoing pay-out ratios.
Based on the foregoing considerations, our Committee granted the following fiscal 2020 long-term incentive awards to our named executive officers (other than to our chairman) based on benchmarking data provided to it by Willis Towers Watson, as well as the recommendations of our chief executive officer (other than with respect to himself).
Name	Total Dollar Value of Long-Term Incentive Award (100%)	Dollar Value/ Shares(1) of Option Component (36 – 44%)	Dollar Value/ Shares(2) of Restricted Stock Component (19 – 25%)	Dollar Value of Performance Cash Component Target Award (37 – 39%)
Mr. G. Marcus	$2,755,010	$1,200,700 / 201,000	$534,310 / 17,000	$1,020,000
Mr. D. Neis	$811,133	$343,800 / 56,400	$160,293 / 5,100	$307,000
Mr. T. Kissinger	$865,165	$362,300 / 59,000	$172,865 / 5,500	$330,000
Mr. R. Rodriguez	$1,234,700	$440,400 / 70,000	$314,300 / 10,000	$480,000

(1)
Based on estimated fiscal 2020 FASB ASC Topic 718 option value per share of $7.10 for options granted in February 2020 and $4.27 for options granted in May 2020. Options granted in February have an exercise price of $28.88 per share, which is equal to the closing sale price of our Common Stock on the February 25, 2020 stock option grant date. Options granted in May have an exercise price of $12.71 per share, which is equal to the closing sale price of our Common Shares on the May 8, 2020 stock option grant date. Options granted in May 2020 are contingent upon shareholder approval of the amendment and restatement of the 2004 Equity and Incentive Awards Plan at the 2021 Annual Meeting of Shareholders.

(2)
Based on the closing sale price of $31.43 per share of our Common Shares on the February 19, 2020 restricted stock grant date.

In order to recognize the extraordinary effort and achievement put forth by our named executives and other key employees in addressing the impacts of the COVID-19 pandemic, our Committee awarded special restricted stock grants during fiscal 2021 to the named executive officers and a broad range of employees based on an approximate value equal to 50% of the average incentive bonus paid to such recipient over the prior three fiscal years. These special restricted stock grants have a vesting schedule of 100% after the first anniversary of grant. Approximately 72% of the special restricted stock awards were granted to employees other than our named executive officers.

Our Committee granted the following fiscal 2021 long-term incentive awards to our named executive officers (other than to our chairman) based on benchmarking data provided to it by Willis Towers Watson, as well as the recommendations of our chief executive officer (other than with respect to himself).
Name	Total Dollar Value of Long-Term Incentive Award (100%)	Dollar Value/ Shares(1) of Option Component (34 – 41%)	Dollar Value/ Shares(2) of Restricted Stock Component (26 – 35%)	Dollar Value of Performance Cash Component Target Award (31 – 33%)
Mr. G. Marcus	$3,276,292	$1,320,826 / 137,300	$905,466 / 45,800	$1,050,000
Mr. D. Neis	$1,061,558	$ 434,824 / 45,200	$280,734 / 14,200	$346,000
Mr. T. Kissinger	$1,103,721	$ 453,102 / 47,100	$290,619 / 14,700	$360,000
Mr. R. Rodriguez	$1,595,044	$ 543,530 / 56,500	$557,514 / 28,200	$494,000

(1)
Based on an estimated fiscal 2021 FASB ASC Topic 718 option value per share of $9.62. Each option granted has an exercise price of $21.84 per share, which is equal to the closing sale price of our Common Shares on the March 9, 2021 stock option grant date.

(2)
Based on the closing sale price of $19.77 per share of our Common Shares on the February 25, 2021 restricted stock grant date. The restricted stock component includes the special restricted stock awards described above.

Stock Option Policies
We generally follow a practice of granting stock options to all selected and then serving executives once a year on an annual fixed-date basis, with an effective grant date as of the third business day after the public release of our prior fiscal year financial results. We follow this practice so that the exercise price associated with our annual stock option grants is generally then most likely to reflect all then currently publicly available material information about our company. For newly-hired executives or other employees to whom we determine to grant equity-based awards, such grants are effective on the date on which our Committee approves such grants. We only grant options with an exercise price equal to the closing sale price of our Common Shares on the effective date of grant. All options are granted with an exercise price equal to 100% of the fair market value (i.e., closing sale price) of our Common Shares on the date of grant. Options granted prior to fiscal 2018 generally vest and become exercisable with respect to 40% of the shares after two years from the grant date, 60% after three years, 80% after four years and 100% after five years, and expire ten years after the grant date. Options granted in fiscal 2018, fiscal 2019, fiscal 2020 and fiscal 2021 generally vest and become exercisable with respect to 50% of the shares after two years from the grant date, 75% after three years and 100% after four years, and expire ten years after the grant date.
We have adopted a policy that prohibits the repricing of stock options, and we have never repriced any options (other than in connection with making equitable adjustments as required under our stock option and equity awards plans in connection with stock splits and our special cash dividend). Similarly, we have never engaged in any type of so-called stock option “back dating” practices or other similar grant date manipulations of stock options, and we will never do so in the future. While our chief executive officer recommends the recipients of our equity-based awards and the relative level of such awards, we do not delegate grant authority to him or any other members of our management.
We try to maintain our so-called “burn rate” of annual equity grants at around 1-2% of our fully-diluted outstanding Common Shares. In fiscal 2020 and fiscal 2021 to date, our total annual burn rate was approximately 2.5% and 2.4%, respectively, with approximately 1.4 % and 1.3%, respectively, attributable to stock options and restricted stock granted to our named executive officers.
Other Benefits
Qualified Retirement Plan
Our 401k Retirement Savings Plan (formerly known as the Pension Plus Plan) is a profit-sharing plan with Code Section 401(k) features and covers all of our eligible employees and eligible employees of our subsidiaries, including our named executive officers, and uses a participating employee’s aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee’s account. A participating employee may elect to make deposits of up to 60% of his or her annual compensation. Prior to 2017, a variety of employer contributions, including employer matching and profit-sharing contributions, were permitted to be made to the 401k Retirement Savings Plan. Beginning in 2017, the 401k Retirement Savings Plan provides only one type of employer contribution: a matching contribution equal to 100% of the first 3% of compensation and 50% of the next 2% of compensation deposited by an employee into the 401k Retirement Savings Plan. The employee’s deposits, the employer pre-2017 basic contributions and the 2017 and later matching contributions allocated to a participating employee’s account are fully vested upon deposit, and the employer pre-2017 matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after six years of service. Each participating employee has the right to direct the investment of the employee’s account in one or more of several available investment funds, including Common Shares. The vested portion of a participating employee’s account balance becomes distributable only after the employee’s termination of employment or upon attainment of age 59 1∕2, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of the employee’s own deposits for certain hardship reasons that are prescribed by applicable federal law.
Nonqualified Deferred Compensation
Our Deferred Compensation Plan is a nonqualified defined contribution program whereby our eligible employees, including our named executive officers, may voluntarily make irrevocable elections to defer receipt of up to 100% of their annual cash compensation (i.e., salary and/or incentive bonus) on a pre-tax basis. The irrevocable election must be made prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum or periodic installments). During each quarter of the deferral period, we apply to the deferred amount an earnings credit based on the average prime interest rate of a designated Milwaukee, Wisconsin bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee’s deferred amount plus his or her earnings credits) will be paid out of our general corporate assets as they become due (i.e., after the employee’s specified commencement date).
Our Retirement Income and Supplemental Retirement Plan, or our “Supplemental Plan,” is available to eligible employees with annual compensation in excess of a specified level ($130,000 for calendar years 2020 and 2021), including each of our named executive officers. The Supplemental Plan includes two components. The first component applies to certain participants (called “RIP Participants”) and provides nonqualified pension benefits consistent with those that the Supplemental Plan has historically provided. The second component applies to all other participants (called “SRP Participants”) and provides an account-based supplemental retirement benefit. All benefits payable under the Supplemental Plan are paid out of our general corporate assets as they become due after retirement or other termination.
A RIP Participant is an eligible employee who was a participant in the Supplemental Plan on December 31, 2008, and who met at least one of the following requirements on January 1, 2009: (1) the participant was age 50 or older; (2) the participant had 20 or more years of service; or (3) the participant was a member of the Corporate Executive Committee. All of our named executive officers are RIP Participants.

A RIP Participant in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under our other employee benefit plans. For a RIP Participant entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2020, the reduction in annual Supplemental Plan benefits would equal approximately $34,284.
	Estimated Annual Pension Plan Benefits for Representative Years of Service
Final Five-Year Average Compensation	15	20	25	30
$100,000	$25,000	$33,300	$41,667	$50,000
200,000	50,000	66,600	83,334	100,000
350,000	87,500	116,550	145,834	175,000
500,000	125,000	166,500	208,335	250,000
650,000	162,500	216,450	270,835	325,000
800,000	200,000	266,400	333,333	400,000
950,000	237,500	316,350	395,836	475,000
The Supplemental Plan provides annual benefits to RIP Participants (calculated on a straight life annuity basis assuming the benefits commence at age 65) based on a formula that takes into account the employee’s average total compensation for the five highest compensation years within the employee’s last ten compensation years and the employee’s years of service (up to a maximum of 30). In calculating employee compensation for purposes of determining contributions to the Supplemental Plan for RIP Participants, we use a participating employee’s total cash compensation (which, for the named executive officers, is comprised of the salary and bonus amounts listed in the “Summary Compensation Table” below), excluding long-term performance cash amounts. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits for RIP Participants by the benefits attributable to the employer contributions received by the participating employee under our other employee benefit plans, such as the 401k Retirement Savings Plan and our former qualified pension plans.
A RIP Participant is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing ten years of service or qualifying for normal, early or disability retirement.
The Supplemental Plan provides that the retirement benefits to which Mr. Stephen Marcus, who is a RIP Participant, is entitled upon his separation from service with us commenced effective January 1, 2009 and we calculate such benefits as if Mr. Stephen Marcus had terminated his employment with us on December 31, 2008. As a result, Mr. Stephen Marcus receives approximately $300,127 in payments under our Supplemental Plan each fiscal year until his death (slightly higher in a 53-week year).
The SRP Participants in the Supplemental Plan as of December 31, 2008 had their nonqualified supplemental pension benefits converted into an account balance benefit. The opening account balance for each of these individuals equaled the present value of his or her vested accrued supplemental pension benefit calculated under the Supplemental Plan as if such participant terminated employment on December 31, 2008. Each new SRP Participant in the Supplemental Plan will have an account balance benefit with an opening balance of zero.
Each SRP Participant’s account is credited with an allocation as of the last day of each calendar year if (1) the participant is considered a highly compensated employee for such year (for 2020 and 2021, had annual compensation in excess of $130,000 during the prior year), and (2) the participant has been credited with 1,000 hours of service during such year and is employed by us on the last day of such year, or has terminated employment during such year as a result of death, total and permanent disability, or retirement on or after age 65 with five years of service.
Each SRP Participant’s annual allocation depends on his or her employment status as of the last day of the calendar year. A SRP Participant who is a member of our corporate executive committee (group one), or who is a senior vice president, vice president, senior corporate associate, hotel general manager or any other individual who is designated as eligible for the SRP (group two), receives an allocation equal to a percentage of such participant’s compensation depending on such participant’s number of points. Points are determined by combining a participant’s age (as of his or her most recent birthday) and years of service as of the last day of a calendar year. The participant’s compensation for this purpose is his or her total direct compensation, excluding long-term performance cash amounts, for the period. The allocation for each participant in group one or group two shall equal the percentage of compensation as forth in the following table:
Points	Group One Percentage of Compensation	Group Two Percentage of Compensation
<60	2.0%	1.00%
60 – 69	2.5%	1.25%
70 – 79	3.0%	1.50%
80+	3.5%	1.75%
All accounts are credited quarterly with simple interest at the reference rate declared by Chase Bank N.A.
Each SRP Participant is 100% vested in his or her account upon termination of employment due to death or retirement on or after age 65 with five years of service or upon the occurrence of a total and permanent disability. In all other cases, an SRP Participant is vested in accordance with a graduated vesting schedule which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter. Each SRP Participant was required prior to December 31, 2008, to irrevocably elect the benefit payment date (or commencement date) and a form of payment for his or her account. Each new SRP Participant is required to make this election within the first 30 days of his or her participation date. Thereafter, every five years (e.g., 2015, 2020, 2025), a participant may make a new irrevocable election to apply to the allocations made to his or her account in the subsequent five years. An SRP Participant’s vested account will be paid on the later of his or her separation from service or the age elected by him or her, which must not be earlier than age 60 or later than age 65, or upon a total and permanent disability. An SRP Participant may elect to have his or her vested account paid in a single lump sum payment or installment payments over a number of years selected by the participant (not more than 10). If no election is made, an SRP Participant’s vested account will be paid in the form of a lump sum at the participant’s attainment of age 65, or separation from service, if later.
Executive Long Term Disability Plan
Our Executive Long Term Disability Plan provides supplemental long term disability insurance coverage for certain of our senior employees, including our named executive officers. The long term disability benefits that we provide under our Executive Long Term Disability Plan are in addition to any long term disability benefits that we provide to our employees generally and are fully insured under one or more individual insurance policies that we issue to each participant in the Executive Long Term Disability Plan. We are the named fiduciary for benefit claims under our Executive Long Term Disability Plan, and we have the right to determine all claims and appeals relating to the benefits that we provide under our Executive Long Term Disability Plan.
Perquisites
While our named executive officers may from time to time use certain of our properties for personal reasons, we generally incur no, or in some cases only nominal, incremental costs associated with such usage. We encourage our executive officers to personally use our properties because we believe that it is very important for our executives to be intimately familiar with our properties, our service and product offerings, and our markets. We believe that such personal hands-on experiences help us to enhance our customer services and be better positioned to understand, manage and operate our businesses. We otherwise provide only nominal perquisites to our named executive officers. No perquisites that we provided in fiscal 2020 to any named executive officer, individually or in the aggregate, had an incremental cost to us of in excess of $10,000, with the exception of the cost of a company car provided to Mr. Stephen Marcus.
Executive Stock Ownership and Anti-Hedging Policy
We have not adopted any executive or director stock ownership guidelines, although, as of the Record Date, the Marcus family beneficially owned approximately 26.3% of our outstanding shares and comprised the largest shareholder group in our company. Our other named executives each beneficially own significant amounts of our Common Shares through direct stock ownership, restricted stock awards and stock option grants. As of the Record Date, Messrs. Neis, Kissinger and Rodriguez beneficially owned 226,453, 180,032 and 152,093 shares, respectively. As a result, we believe that our senior management team’s financial interests are significantly and directly aligned with the economic interests of our shareholders without the necessity of imposing arbitrary stock ownership guidelines. We have adopted a policy prohibiting our directors, executive officers and substantial shareholders from trading in puts, calls and other derivative securities relating to our Common Shares. Our policy also prohibits our directors, executive officers and substantial shareholders from engaging in hedging or pledging transactions relating to our Common Shares. We believe that hedging against losses in our Common Shares breaks the alignment between our shareholders and our executives that the equity grants described in this CD&A are intended to build.
Impact of Tax, Accounting and Dilution Considerations
Prior to the changes made by the Tax Cuts and Jobs Act, Section 162(m) of the Code limited our deductibility for compensation paid to certain executives to $1 million per year, unless the compensation qualified as performance-based compensation for purposes of Section 162(m). Our shareholders re-approved certain material terms of our 2004 Equity and Incentive Awards Plan (the “Plan”) at the 2017 annual meeting of shareholders so that awards granted under the Plan would be eligible to qualify as performance-based compensation. Notwithstanding our intentions to qualify certain compensation payments for tax deductibility under Section 162(m), due to ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will so qualify. In addition, our Compensation Committee reserved the right to provide compensation or grant awards under the Plan that do not qualify as performance-based compensation under Section 162(m) to the extent it believed such compensation or awards were necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, qualified officers and other key employees.
As a result of changes made by the Tax Cuts and Jobs Act, starting with compensation paid in fiscal 2018, Section 162(m) will continue to limit our deductibility in excess of $1 million per year, but without any exceptions for performance-based compensation. This deduction limit will apply to all compensation paid to anyone who, starting with fiscal 2017, serves as the principal executive officer or chief financial officer, or who is among the three most highly compensated executive officers for any fiscal year. The only exception to this rule is for compensation that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules.
In addition to Section 162(m) deductibility considerations, our Compensation Committee carefully considers the accounting and financial reporting expenses associated with our grants of equity-based awards. We also consider the relative level of potential dilution to our shareholders resulting from such grants. As a result, we attempt to maintain an annual equity-based grant burn rate level of approximately 1-2% of our fully-diluted outstanding Common Shares.

Summary Compensation Table
Set forth below is information regarding the compensation earned by, paid or awarded to Stephen H. Marcus, our chairman of the board, Gregory S. Marcus, our president and chief executive officer, Douglas A. Neis, our executive vice president, chief financial officer and treasurer, Thomas F. Kissinger, our senior executive vice president, general counsel and secretary, and Rolando B. Rodriguez, our executive vice president and chairman, president and chief executive officer of Marcus Theatres Corporation, during fiscal 2020, fiscal 2019 and fiscal 2018. Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez comprised our named executive officers for fiscal 2020.
The following table sets forth for our named executive officers the following information for each relevant fiscal year: (1) the dollar amount of base salary earned; (2) the grant date fair value of all long-term equity-based awards held by each named executive officer; (3) the dollar amount of cash bonuses earned under our incentive bonus plan; (4) the change in pension value and the dollar amount of above-market earnings on nonqualified deferred compensation; (5) the dollar amount of all other compensation; and (6) the dollar value of total compensation.
Name and Current Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)(6)	Total
Stephen H. Marcus Chairman of the Board	2020	$425,923	$—	$—	$—	$—	$50,079	$324,175	$800,177
	2019	564,423	—	—	—	140,083	147,981	311,945	1,164,432
	2018	508,269	—	—	—	193,788	1,151	311,945	1,015,153
Gregory S. Marcus President and CEO	2020	$465,769	$—	$534,310	$1,200,700	$469,900	$1,917,912	$19,419	$4,608,010
	2019	834,135	100,000	472,468	954,720	753,608	2,185,347	41,779	5,342,057
	2018	745,577	—	443,700	653,250	987,378	64,095	36,386	2,930,386
Douglas A. Neis Executive Vice President, CFO and Treasurer	2020	$443,539	$—	$160,293	$343,840	$187,960	$446,000	$24,589	$1,606,221
	2019	459,712	40,000	146,628	297,840	246,135	637,000	32,958	1,860,273
	2018	424,677	—	137,025	204,685	299,214	—	32,076	1,097,677
Thomas F. Kissinger Senior Executive Vice President, General Counsel and Secretary	2020	$462,154	$—	$172,865	$362,300	$202,280	$497,452	$24,396	$1,727,447
	2019	481,615	40,000	158,847	318,240	257,745	677,113	32,898	1,966,458
	2018	455,592	—	143,550	212,524	303,768	201,330	36,621	1,353,385
Rolando B. Rodriguez Executive Vice President, Chairman, President and CEO of Marcus Theatres Corporation	2020	$557,077	$—	$314,300	$440,400	$237,490	$432,580	$29,611	$2,011,458
	2019	591,961	60,000	285,110	401,200	198,202	465,444	43,603	2,045,520
	2018	544,969	—	287,100	296,140	648,980	182,919	42,116	2,002,224

(1)
Reflects the grant date fair value of the restricted stock awarded as determined using the closing sale price of our Common Shares on such date. The amount was computed in accordance with FASB ASC Topic 718.

(2)
Reflects the grant date fair value of the options awarded as determined using the closing sale price of our Common Shares on such date. The amount was computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations are discussed in Footnote 9 to our fiscal 2020 financial statements. Options awarded in May 2020 are contingent upon shareholder approval of the amendment and restatement of the 2004 Equity and Incentive Awards Plan at the 2021 Annual Meeting of Shareholders.

(3)
Reflects cash awards earned under the performance cash component of our long-term incentive plan in connection with our achievement of the specific performance targets described above in the CD&A under “Long-Term Incentive Awards.” Amounts in 2019 and 2018 also reflect cash bonuses earned under our incentive bonus plan in connection with our achievement of the specific performance targets described above in the CD&A under “Cash Bonuses.” There were no cash bonuses earned under our incentive bonus plan in 2020.

(4)
The numbers in this column reflect the sum of (a) the aggregate change in the actuarial present value of accumulated benefits under our Supplemental Plan from the plan measurement date used for financial statement reporting purposes with respect to the applicable fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the applicable fiscal year, and (b) above-market earnings in our Deferred Compensation Plan. The change in present value of accumulated benefits under our Supplemental Plan during fiscal 2020 and fiscal 2019 was due to a decrease in the assumed discount rate used to calculate the actuarial present value and changes in pay levels. The change in the present value of Mr. S. Marcus’ and Mr. Neis’ benefits under the Supplemental Plan for fiscal 2018 were negative numbers ($271,000 and 27,000, respectively). Consistent with the SEC’s disclosure requirements, we treated these numbers as zero for the purposes of this table.
(5)
$311,670, $300,127, and $300,127, of the amount in this column for Mr. Stephen Marcus represents payments received under our Supplemental Plan in fiscal 2020, 2019 and fiscal 2018, respectively.

(6)
We paid $9,448, $8,663, $8,236 and $11,594 in premiums in fiscal 2020 under our Executive Long Term Disability Plan on behalf of Messrs. Greg Marcus, Neis, Kissinger and Rodriguez, respectively.

Grants of Plan-Based Awards
We maintain our 1995 Equity Incentive Plan, 2004 Equity and Incentive Awards Plan and our Long Term Incentive Plan, pursuant to which grants of restricted stock, stock options, performance stock awards and performance cash awards may be made to our named executive officers (other than Mr. Stephen Marcus, who is not eligible to receive any equity-based awards under our equity plans), as well as other employees. The following table sets forth information regarding all such incentive plan awards that were granted to our named executive officers in fiscal 2020. The amounts set forth below should not be added to amounts set forth in the Summary Compensation Table.
	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. S. Marcus	N/A	—	—	—	—	—	—	—	—	—	—
		0	$210,778	$543,590	—	—	—	—	—	—	—
Mr. G. Marcus	02/19/20	—	—	—	—	—	—	17,000	—	—	$534,310
	02/25/20	—	—	—	—	—	—	—	121,000	$28.88	859,100
	05/08/20								80,000	$12.71	341,600
		0	1,756,422	3,597,800	—	—	—	—	—	—	—
Mr. Neis	02/19/20	—	—	—	—	—	—	5,100	—	—	160,293
	02/25/20	—	—	—	—	—	—	—	36,400	$28.88	258,440
	05/08/20								20,000	$12.71	85,400
		0	503,804	931,873	—	—	—	—	—	—	—
Mr. Kissinger	02/19/20	—	—	—	—	—	—	5,500	—	—	172,865
	02/25/20	—	—	—	—	—	—	—	39,000	$28.88	276,900
	05/08/20								20,000	$12.71	85,400
		0	529,804	969,373	—	—	—	—	—	—	—
Mr. Rodriguez	02/19/20	—	—	—	—	—	—	10,000	—	—	314,300
	02/25/20	—	—	—	—	—	—	—	50,000	$28.88	355,000
	05/08/20								20,000	$12.71	85,400
		0	790,719	1,714,301	—	—	—	—	—	—	—

(1)
Our equity award granting practices are described above in the CD&A.

(2)
Reflects potential payouts under our annual incentive bonus plan and our performance cash component of our long-term incentive plan. For fiscal 2020, maximum awards were limited to approximately 237-320% of the named executive officer’s target award under our incentive bonus plan and 150% of the target award under the performance cash component of our long-term incentive plan.

(3)
The full grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.

The portion of the above amounts of non-equity incentive plan (i.e., cash bonus) awards under our incentive plan were determined pursuant to our achievement in fiscal 2020 of the specific performance targets described above in the CD&A. The portion of the above amounts of non-equity incentive plan (i.e., long-term performance cash) awards under our long-term incentive plan will be determined pursuant to our achievement in fiscal 2024 of the specific five-year performance targets for Messrs. Greg Marcus, Neis, Kissinger and Rodriguez, in each case, as described above in the CD&A. The number of our Common Shares subject to stock options and restricted stock awards granted to our named executive officers were also determined as described above in the CD&A.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information on outstanding stock option and restricted stock awards held by our named executive officers at the end of fiscal 2020 on December 31, 2020, including the number of Common Shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration date of each outstanding option.
	Option Awards					Restricted Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#Exercisable)	No. of Common Shares Underlying Unexercised Options (#Unexercisable)	Equity Incentive Plan Awards: No. of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Common Shares That Have Not Vested	Market Value of Common Shares That Have Not Vested(1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Mr. S. Marcus	N/A	—	—	—	—	—	—	—	—
Mr. G. Marcus	60,000	—	—	10.00	07/26/2021	—	—	—	—
	52,000	—	—	13.12	07/31/2022	—	—	—	—
	57,500	—	—	13.04	07/30/2023	—	—	—	—
	49,500	—	—	18.34	07/29/2024	—	—	—	—
	44,100	—	—	20.26	07/28/2025	—	—	—	—
	22,800	5,700(2)	—	18.68	03/01/2026	—	—	—	—
	24,000	16,000(3)	—	31.20	02/28/2027	—	—	—	—
	37,500	37,500(4)	—	27.00	02/27/2028	—	—	—	—
	—	70,200(5)	—	41.90	02/26/2029	—	—	—	—
	—	121,000(6)	—	28.88	02/25/2030	—	—	—	—
	—	80,000(7)	—	12.71	05/08/2030	—	—	—	—
	—	—	—	—	—	1,875(8)	$25,275	—	—
	—	—	—	—	—	788(9)	10,622	—	—
	—	—	—	—	—	788(9)	10,622	—	—
	—	—	—	—	—	3,150(10)	42,462	—	—
	—	—	—	—	—	4,000(11)	53,920	—	—
	—	—	—	—	—	8,500(12)	114,580	—	—
	—	—	—	—	—	11,600(13)	156,368	—	—
	—	—	—	—	—	17,000(14)	229,160	—	—

	Option Awards					Restricted Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#Exercisable)	No. of Common Shares Underlying Unexercised Options (#Unexercisable)	Equity Incentive Plan Awards: No. of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Common Shares That Have Not Vested	Market Value of Common Shares That Have Not Vested(1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Mr. Neis	13,500	—	—	10.00	07/26/2021	—	—	—	—
	19,500	—	—	13.12	07/31/2022	—	—	—	—
	21,000	—	—	13.04	07/30/2023	—	—	—	—
	16,400	—	—	18.34	07/29/2024	—	—	—	—
	17,400	—	—	20.26	07/28/2025	—	—	—	—
	8,920	2,230(15)	—	18.68	03/01/2026	—	—	—	—
	9,900	6,600(16)	—	31.20	02/28/2027	—	—	—	—
	11,750	11,750(17)	—	27.00	02/27/2028	—	—	—	—
	—	21,900(18)	—	41.90	02/26/2029	—	—	—	—
	—	36,400(19)	—	28.88	02/25/2030	—	—	—	—
	—	20,000(20)	—	12.71	05/08/2030	—	—	—	—
	—	—	—	—	—	1,250(21)	16,850	—	—
	—	—	—	—	—	314(22)	4,233	—	—
	—	—	—	—	—	314(22)	4,233	—	—
	—	—	—	—	—	1,225(23)	16,513	—	—
	—	—	—	—	—	1,850(24)	24,938	—	—
	—	—	—	—	—	2,625(25)	35,385	—	—
	—	—	—	—	—	3,600(26)	48,528
	—	—	—	—	—	5,100(27)	68,748
Mr. Kissinger	15,683	—	—	18.34	07/29/2024	—	—	—	—
	19,300	—	—	20.26	07/28/2025	—	—	—	—
	9,840	2,460(28)	—	18.68	03/01/2026	—	—	—	—
	10,200	6,800(29)	—	31.20	02/28/2027	—	—	—	—
	12,200	12,200(30)	—	27.00	02/27/2028	—	—	—	—
	—	23,400(31)	—	41.90	02/26/2029
	—	39,000(32)	—	28.88	02/25/2030	—	—	—	—
	—	20,000(33)	—	12.71	05/08/2030	—	—	—	—
	—		—	—	—	1,250(21)	16,850	—	—
	—	—	—	—	—	464(34)	6,255	—	—
	—	—	—	—	—	464(34)	6,255	—	—
	—	—	—	—	—	1,350(35)	18,198	—	—
	—	—	—	—	—	1,900(36)	25,612	—	—
	—	—	—	—	—	2,750(37)	37,070	—	—
	—	—	—	—	—	3,900(38)	52,572	—	—
	—	—	—	—	—	5,500(39)	74,140

	Option Awards					Restricted Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#Exercisable)	No. of Common Shares Underlying Unexercised Options (#Unexercisable)	Equity Incentive Plan Awards: No. of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Common Shares That Have Not Vested	Market Value of Common Shares That Have Not Vested(1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Mr. Rodriguez	3,170	—	—	18.34	07/29/2024	—	—	—	—
	17,546	—	—	20.26	07/28/2025	—	—	—	—
	10,000	2,500(40)	—	18.68	03/01/2026	—	—	—	—
	12,000	8,000(41)	—	31.20	02/28/2027	—	—	—	—
	17,000	17,000(42)	—	27.00	02/27/2028	—	—	—	—
	—	29,500(43)	—	41.90	02/26/2029	—	—	—	—
	—	50,000(44)	—	28.88	02/25/2030	—	—	—	—
	—	20,000(45)	—	12.71	05/08/2030	—	—	—	—
	—	—	—	—	—	1,975(46)	26,623	—	—
	—	—	—	—	—	3,000(47)	40,440	—	—
	—	—	—	—	—	5,500(48)	74,140	—	—
	—	—	—	—	—	7,000(49)	94,360	—	—
	—	—	—	—	—	10,000(50)	134,800

(1)
Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 31, 2020 of $13.48.

(2)
5,700 options will vest on March 1, 2021.

(3)
8,000 options will vest on each of February 28, 2021 and February 28, 2022.

(4)
18,750 options will vest on each of February 27, 2021 and February 27, 2022.

(5)
35,100 options will vest on February 26, 2021, and 17,550 options will vest on each of February 26, 2022 and February 26, 2023.

(6)
60,500 options will vest on February 25, 2022, and 30,250 options will vest on each of February 25, 2023 and February 25, 2024.

(7)
40,000 options will vest on May 8, 2022, and 20,000 options will vest on each of May 8, 2023 and May 8, 2024. Options awarded in May 2020 are contingent upon shareholder approval of the amendment and restatement of the 2004 Equity and Incentive Awards Plan at the 2021 Annual Meeting of Shareholders.

(8)
1,875 shares of restricted stock will vest upon retirement, permanent disability or death.

(9)
788 shares of restricted stock will vest upon retirement, permanent disability or death.

(10)
3,150 shares of restricted stock will vest on February 15, 2021.

(11)
4,000 shares of restricted stock will vest on February 22, 2022.

(12)
8,500 shares of restricted stock will vest on February 21, 2022.

(13)
5,800 shares of restricted stock will vest on each of February 20, 2021 and February 20, 2023.

(14)
8,500 shares of restricted stock will vest on each of February 19, 2022 and February 19, 2024.

(15)
2,230 options will vest on March 1, 2021.

(16)
3,300 options will vest on each of February 28, 2021 and February 28, 2022.

(17)
5,875 options will vest on each of February 27, 2021 and February 27, 2022.

(18)
10,950 options will vest on February 26, 2021, and 5,475 options will vest on each of February 26, 2022 and February 26, 2023.

(19)
18,200 options will vest on February 25, 2022, and 9,100 options will vest on each of February 25, 2023 and February 25, 2024.

(20)
10,000 options will vest on May 8, 2022, and 5,000 options will vest on each of May 8, 2023 and May 8, 2024. Options awarded in May 2020 are contingent upon shareholder approval of the amendment and restatement of the 2004 Equity and Incentive Awards Plan at the 2021 Annual Meeting of Shareholders.

(21)
1,250 shares of restricted stock will vest upon retirement, permanent disability or death.

(22)
314 shares of restricted stock will vest upon retirement, permanent disability or death.

(23)
1,225 shares of restricted stock will vest on February 15, 2021.

(24)
1,850 shares of restricted stock will vest on February 22, 2022.

(25)
2,625 shares of restricted stock will vest on February 21, 2022.

(26)
1,800 shares of restricted stock will vest on each of February 20, 2021 and February 20, 2023.

(27)
2,550 shares of restricted stock will vest on each of February 19, 2022 and February 19, 2024.

(28)
2,460 options will vest on March 1, 2021.

(29)
3,400 options will vest on each of February 28, 2021 and February 28, 2022.

(30)
6,100 options will vest on each of February 27, 2021 and February 27, 2022.

(31)
11,700 options will vest on February 26, 2021, and 5,850 options will vest on each of February 26, 2022 and February 26, 2023.

(32)
19,500 options will vest on February 25, 2022, and 9,750 options will vest on each of February 25, 2023 and February 25, 2024.

(33)
10,000 options will vest on May 8, 2022, and 5,000 options will vest on each of May 8, 2023 and May 8, 2024. Options awarded in May 2020 are contingent upon shareholder approval of the amendment and restatement of the 2004 Equity and Incentive Awards Plan at the 2021 Annual Meeting of Shareholders.

(34)
464 shares of restricted stock will vest upon retirement, permanent disability or death.

(35)
1,350 shares of restricted stock will vest on February 15, 2021.

(36)
1,900 shares of restricted stock will vest on February 22, 2022.

(37)
2,750 shares of restricted stock will vest on February 21, 2022.

(38)
1,950 shares of restricted stock will vest on each of February 20, 2021 and February 20, 2023.

(39)
2,750 shares of restricted stock will vest on each of February 19, 2022 and February 19, 2024.

(40)
2,500 options will vest on March 1, 2021.

(41)
4,000 options will vest on each of February 28, 2021 and February 28, 2022.

(42)
8,500 options will vest on each of February 27, 2021 and February 27, 2022.

(43)
14,750 options will vest on February 26, 2021, and 7,375 options will vest on each of February 26, 2022 and February 26, 2023.

(44)
25,000 options will vest on February 25, 2022, and 12,500 options will vest on each of February 25, 2023 and February 25, 2024.

(45)
10,000 options will vest on May 8, 2022, and 5,000 options will vest on each of May 8, 2023 and May 8, 2024. Options awarded in May 2020 are contingent upon shareholder approval of the amendment and restatement of the 2004 Equity and Incentive Awards Plan at the 2021 Annual Meeting of Shareholders.

(46)
1,975 shares of restricted stock will vest on February 15, 2021.

(47)
3,000 shares of restricted stock will vest on February 22, 2022.

(48)
5,500 shares of restricted stock will vest on February 21, 2022.

(49)
3,500 shares of restricted stock will vest on each of February 20, 2021 and February 20, 2023.

(50)
5,000 shares of restricted stock will vest on each of February 19, 2022 and February 19, 2024.

Option Exercises and Restricted Stock Vested
The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during fiscal 2020 for each of our named executive officers on an aggregated basis. The amounts set forth below should not be added to the amounts set forth in the Summary Compensation Table.
Name	Number of Shares Acquired on Option Exercise	Value Realized on Option Exercise(1)	Number of Shares Acquired on Vesting of Restricted Shares	Value Realized on Vesting of Restricted Shares(2)
Mr. S. Marcus	N/A	—	N/A	—
Mr. G. Marcus	5,000	$10,600	17,150	$470,640
Mr. Neis	14,077	31,955	6,325	171,274
Mr. Kissinger	—	—	6,700	179,891
Mr. Rodriguez	—	—	11,450	316,849

(1)
Reflects the amount calculated by multiplying the number of shares received upon exercise of options by the difference between the closing price of our Common Shares on the exercise date and the exercise price of the exercised options.

(2)
Reflects the amount calculated by multiplying the number of vested restricted shares by the closing price of our Common Shares on the date the restricted shares vested.

Pension Benefits
The following table sets forth the actuarial present value of each named executive officer’s accumulated benefits under our Supplemental Plan as of the end of fiscal 2020 on December 31, 2020, assuming benefits are paid at normal retirement age based on current levels of compensation, as well as payments made to Mr. Stephen Marcus during fiscal 2020 under our Supplemental Plan as a result of his retirement on January 6, 2009 as our chief executive officer. The table also shows the number of years of credited service under each such plan, which are subject to a maximum of 30. The amounts set forth below should not be added to the amounts set forth in the Summary Compensation Table.
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Mr. S. Marcus	Supplemental Plan	30(1)	$3,369,000	$311,670
Mr. G. Marcus	Supplemental Plan	28	8,147,000	—
Mr. Neis	Supplemental Plan	30(2)	3,403,000	—
Mr. Kissinger	Supplemental Plan	27	3,220,000	—
Mr. Rodriguez	Supplemental Plan	7	1,637,000	—

(1)
Mr. Stephen Marcus has been employed by us for 59 years, but his years of credited service under the Supplemental Plan are subject to a maximum of 30.

(2)
Mr. Neis has been employed by us for 34 years, but his years of credited service under the Supplemental Plan are subject to a maximum of 30.

Our Supplemental Plan benefits payable to Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez are determined under the formula illustrated above in the CD&A. Covered compensation for purposes of the Supplemental Plan consists of salary, bonus and non-equity incentive compensation, but excluding long-term performance cash amounts. As of the end of fiscal 2020 on December 31, 2020, the estimated annual benefits payable under the Supplemental Plan at normal retirement age to Messrs. Stephen

Marcus, Greg Marcus, Neis, Kissinger and Rodriguez were $300,000, $601,000, $221,000, $217,000 and $109,000, respectively. The payments to Mr. Stephen Marcus under the Supplemental Plan in fiscal 2020 are discussed above under “Nonqualified Deferred Compensation.”
Nonqualified Deferred Compensation
The following table sets forth annual executive and Company contributions under our Deferred Compensation Plan, as well as each named executive officer’s withdrawals, earnings and fiscal year end balances in those plans. The amounts set forth below should not be added to the amounts set forth in the Summary Compensation Table.
Name	Executive Contributions in Fiscal 2020(1)	Company Contributions in Fiscal 2020	Aggregate Earnings in Fiscal 2020(2)	Aggregate Withdrawals/ Distributions in Fiscal 2020	Aggregate Balance at December 31, 2020(3)
Mr. S. Marcus	$—	$—	$122	$42,360	$—
Mr. G. Marcus	—	—	17,173	—	476,099
Mr. Neis	—	—	—	—	—
Mr. Kissinger	153,191	—	41,215	156,871	1,215,010
Mr. Rodriguez	—	—	22,314	—	618,621

(1)
All of the amounts reported in this column were also reported as compensation in the Summary Compensation Table.

(2)
Certain amounts reported in this column were considered above-market earnings and therefore are reported as compensation in the Summary Compensation Table, including $79 for Mr. Stephen Marcus, $8,912 for Mr. Greg Marcus, $21,452 for Mr. Kissinger and $11,580 for Mr. Rodriguez.

(3)
The amounts reported in this column include $360,363 for Mr. Greg Marcus, $894,487 for Mr. Kissinger and $500,536 for Mr. Rodriguez that was previously reported as compensation in the Summary Compensation Table for years prior to fiscal 2020.

Disclosure Regarding Termination and Change in Control Provisions
Employment, Severance and Change in Control Agreements
We do not provide our executives with individual employment, severance or change-in-control agreements, other than the benefit plans otherwise described above in the CD&A and our standard policies generally applicable to all salaried employees. Generally, the vesting period for our stock option grants, restricted stock awards and performance cash awards will be accelerated upon normal retirement or death. Our Compensation Committee has discretion to accelerate the vesting of such grants and awards upon a potential future change-in-control of our company.
Pay Ratio
As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Gregory S. Marcus, our president and chief executive officer. For the year ended December 31, 2020:
• The annual total compensation of our median employee was reasonably estimated to be $5,545.
• The annual total compensation of Mr. Gregory Marcus was $4,608,010.
Based on this information, the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee is estimated to be 831 to 1.

We identified our median employee using a multi-step process. First, we examined the wages of all individuals employed by us on November 1, 2020 (other than Mr. Gregory Marcus), whether full-time, part-time or on a seasonal basis, to identify the median base wage of all our employees. We annualized wages and salaries for all permanent employees who were hired after December 26, 2019, as permitted by SEC rules. We selected the individual within such group whose total wage was at the median to serve as our median employee whose compensation is disclosed above. The median employee was identified as a part-time associate in one of our theatres.
To calculate our ratio, we divided Mr. Gregory Marcus’ annual total compensation by the annual total compensation of our median employee. We calculated the total compensation of the median employee according to the same rules we use to calculate the total compensation of our named executive officers in the Summary Compensation Table. Total compensation of our median employee was lower than in prior years due to the fact that our theatres and hotels were closed for portions of fiscal 2020. To calculate Mr. Gregory Marcus’ annual total compensation, we used the amount reported in the “Total” column of our Summary Compensation Table for 2020.
Non-Employee Director Compensation
The following table sets forth information regarding the compensation received by each of our non-employee directors during fiscal 2020. Our other directors are named executive officers and receive no compensation for their services as directors and are therefore omitted from the table.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Restricted Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Diane Marcus Gershowitz	$5,500	$9,006	—	—	—	—	$158,261	$172,767
Allan H. Selig	7,500	9,006	—	—	—	—	1,061	17,567
Timothy E. Hoeksema	7,250	9,006	—	—	—	—	1,061	17,317
Philip L. Milstein	9,250	9,006	—	—	—	—	1,061	19,317
Brian J. Stark	9,750	9,006	—	—	—	—	1,061	19,817
Bruce J. Olson	5,500	9,006	—	—	—	—	1,061	15,567
Katherine M. Gehl	9,250	9,006	—	—	—	—	1,061	19,317
David M. Baum	9,250	9,006	—	—	—	—	985	19,241

(1)
The dollar amount is equal to the number of shares issued multiplied by the closing sale price of our Common Shares on May 6, 2020, the date the shares were issued.

(2)
$157,200 of the amount in this column for Diane Marcus Gershowitz represents imputed income on split-dollar life insurance premiums paid by us.

Our non-employee director compensation plan in fiscal 2020 contemplated: (1) a cash retainer of $25,000; (2) a board meeting attendance fee of $5,500; and (3) a restricted stock grant of 1,250 Common Shares that vest at the earlier of (a) 100% upon the director’s eligibility for normal retirement (as determined by the Compensation Committee) from the board of directors or upon death or (b) 50% upon the second anniversary of the grant date if the individual is then still serving as a director and the remaining 50% upon the fourth anniversary of the grant date if the individual is then still serving as a director; (3) a yearly annual meeting stock grant retainer of 753 Common Shares; (4) an attendance fee of $1,750 for each board committee meeting attended (or $2,000 per committee meeting attended if that person served as the committee’s chairperson), except that each member of the Audit Committee is to receive $2,000 per committee meeting attended, and the chairman of the Audit Committee is to receive $2,500 per committee meeting attended; and (5) an option to purchase 1,000 Common Shares on the last day of the fiscal year with the exercise price of all options granted to non-employee directors is to be equal to 100% of the fair market value of the Common Shares on the date of grant. As a response to the COVID-19 pandemic and to mitigate its financial and operational impacts, effective March 16, 2020 and until the end of our fiscal year ended December 31, 2020, all cash, restricted stock and stock option compensation to the non-employee directors was suspended. On May 6, 2020, the date of our 2020 annual shareholders’ meeting, each non-employee director received 753 Common Shares.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussion, has recommended to the board of directors that the CD&A be included in this proxy statement.
By the Compensation Committee:
Allan H. Selig, Chairman
Philip L. Milstein
Brian J. Stark

AUDIT COMMITTEE REPORT
To the Board of Directors of The Marcus Corporation:
Each of the undersigned Audit Committee members: (1) served on the Audit Committee during fiscal 2020; (2) is an independent, non-employee director as defined by the rules of the NYSE and the SEC; and (3) is an “audit committee financial expert,” as defined by the SEC. Our Audit Committee has a written charter, which is available on the Company’s website at www.marcuscorp.com.
Our Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Our management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. We have also relied on the representations of Deloitte & Touche LLP included in its report on the Company’s fiscal 2020 financial statements. Our discussions with management and Deloitte & Touche LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that Deloitte & Touche LLP is in fact “independent.”
Our Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020 with management and has discussed with Deloitte & Touche LLP its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and other matters required to be discussed by AS 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended. Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from management and the Company and considered the compatibility of Deloitte & Touche LLP’s provision of non-audit services with its independence.
Our Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. We met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, our Audit Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K at and for the fiscal year ended December 31, 2020 for filing with the SEC.
This report and the information herein do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.
By the Audit Committee:
Brian J. Stark, Chairman
Katherine M. Gehl
David M. Baum

PROPOSAL 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MARCUS
CORPORATION 2004 EQUITY AND INCENTIVE AWARDS PLAN
Our Board is seeking approval from our shareholders for the amendment and restatement of our 2004 Equity Incentive Plan. Our Board believes that the ability to attract, retain and motivate outstanding key employees and non-employee directors is critical to the continuing success of our company. As described above in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs are designed to accomplish these objectives by, among other things:
•
Linking our executives’ compensation to the achievement of pre-established financial and individual performance goals that are focused on the creation of long-term shareholder value; and

•
Fostering an ownership mentality and an entrepreneurial spirit in our management team by providing our executives with a substantial long-term incentive compensation component that helps to more closely align our management’s financial interests with those of our shareholders over an extended performance period, and that otherwise encourages our management team to take appropriate market-responsive risk-taking actions that will facilitate our long-term growth and success.

Our Board believes that the Plan facilitates executive compensation programs that are structured in keeping with these ideas and which promote (1) continuity of management and increased incentive and personal interest in the welfare of our company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success and (2) the achievement of our long-term growth and financial success by attracting and retaining non-employee directors of outstanding competence and by better aligning the personal financial interests of non-employee directors to those of our shareholders. Our Board also believes that the ability to grant incentive compensation is critical to the continuing achievement of the objectives outlined above to the success of our company.
For these reasons, we are seeking shareholder approval of the amendment and restatement of the Plan to
•
Increase the number of Common Shares available for issuance under the Plan by 2.5 million shares;

•
Make certain other changes in response to regulatory and accounting changes and evolving practices in the field of incentive compensation; and

•
Extend the term of the Plan to ten years from the date on which the Board of Directors approved the amendment and restatement of the Plan.

The following summary is a brief description of the Plan and the proposed amendment and restatement. This summary is qualified in its entirety by reference to the Plan as amended and restated and is to be interpreted solely in accordance with the Plan as amended and restated, a copy of which is attached as Attachment A to this Proxy Statement.
General
The Plan was initially approved by our shareholders in 2004 and our shareholders approved an amendment and restatement of the Plan in 2011. On February 25, 2021, the Board of Directors approved the amendment and restatement of the Plan, subject to the approval of the shareholders at the 2021 Annual Meeting of Shareholders, to effect the changes described above, including increasing the total number of Common Shares available for issuance under the Plan by 2.5 million shares.
After taking into account our annual equity awards for all directors and management personnel for fiscal 2021, there only remain available under the Plan a total of approximately 11,000 shares, before any increase in available shares takes effect.
The Plan is the primary vehicle the Company has used to grant long-term equity awards to directors and participating management employees. The awards made to participants under the Plan have historically consisted of stock options and/or restricted shares.
The Company’s long-term incentive grants are an important component of our overall compensation program for our executive and managerial employees. We and our Compensation Committee believe strongly that cash compensation must be supplemented by meaningful equity ownership by management at all levels of our organization. A continuing stake in the overall performance of the Company, and the multi-year duration of awards made under Plan, contribute significantly to management’s commitment to the creation of long-term shareholder value.
Share Usage
The Plan was approved by our shareholders in 2004 with approximately 1.4 million shares authorized under the Plan and again in 2011 with an additional 1.5 million shares authorized. Under the terms of the Plan, the number of shares authorized also was increased by any shares underlying then-outstanding awards under the 1994 Nonemployee Director Stock Option Plan (the “1994 Plan”) and the 1995 Equity Incentive Plan (the “1995 Plan”) that would have become available for grant pursuant to the share recycling provisions of such plans had such plans remained active. All awards under the 1994 Plan have now expired, so no further share recycling under that plan will occur. Since approval of the Plan in 2004, we have granted equity awards under the Plan in the form of stock options and restricted stock.
In recent years the Company has granted awards covering an aggregate total of between 368,000 and 770,000 shares to its directors and management employees per year. In fiscal 2019, the options and restricted stock granted covered a total of approximately 368,000 shares; awards covering approximately 770,000 shares were granted in fiscal 2020 and awards covering approximately 221,000 shares have been granted in fiscal 2021 to date. As a result of these grants and earlier grants, approximately 11,000 shares remain available for future grants under the Plan as of March 15, 2021.
If the amended and restated Plan is approved by shareholders, an additional 2.5 million shares, for a total of approximately 6.2 million shares, will have been authorized for grants under the Plan. Any shares underlying outstanding awards under the 1995 Plan that would have become available for grant as a result of the plan’s share recycling provisions had such plan remained active would, as described above, increase this number. As of March 15, 2021, there were a total of 8,063 shares underlying outstanding awards under the 1995 Plan, some or all of which could become available for grant under the Plan.
If an award granted under the Plan terminates, expires, lapses or is cancelled for any reason without the issuance of shares under the award, the shares relating to the award will again be available for issuance pursuant to other awards, including incentive stock options. If shares are issued under an award and we reacquire the shares as a result of rights reserved upon the issuance of the shares, or if previously owned shares or shares issuable on the exercise of the award are delivered to us in payment of the exercise price of an award, then the shares may again be used for new awards under the Plan (but may not be issued pursuant to incentive stock options).
Based on our historical annual equity grant levels, we believe that the additional shares will last us about five to six years. This proposed increase in Common Shares to be available for issuance under the Plan could result in a maximum potential dilution to our existing shareholders of approximately 8%, based on our current 31.3 million Common Shares and Class B Shares outstanding as of March 5, 2021. Based on these figures, our fully-diluted number of shares of common stock outstanding is approximately 33.8 million shares after taking into account all shares already issued, and the maximum number of shares that might be issued under the Plan.
Burn Rate
Our three-year average burn rate is approximately 1.7% when calculated by dividing the total number of share awards granted in any given year by the number of shares outstanding. The number of share awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us.
Administration
In general, the Plan is administered by the Compensation Committee of our Board, or any other committee of our Board designated to administer the Plan (the “Committee”), so long as the Committee is composed of not less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the

Securities Exchange Act of 1934, as amended (“Exchange Act”). If at any time the Committee does not exist, the functions of the Committee will be exercised by those members of our Board who qualify as non-employee directors.
Under the Plan, among other functions, the Committee has the authority to: (1) designate participants; (2) determine the type or types of awards to be granted to each participant (provided that incentive stock options may be granted only to key employees); (3) determine the number of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) awards; (4) determine the terms and conditions of any award; (5) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Common Shares, other securities, other awards or other property, and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (6) determine whether, to what extent and under what circumstances cash, Common Shares, other awards and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (7) interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan (including, without limitation, any award agreement); (8) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (9) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
Except as otherwise provided in the Plan, all determinations and interpretations of the Committee with respect to the Plan and any award agreements may be made in the sole discretion of our Committee, whose determination and interpretations will be binding on all parties.
Under the Plan, our Board may delegate to another committee of our Board, or the Committee may delegate to one or more of our officers, any or all of the Committee’s authority and responsibility, except with respect to awards made to participants who are subject to Section 16 of the Exchange Act, unless the delegation is to another committee of our Board consisting entirely of non-employee directors.
Eligibility
Any of our and our affiliates’ key employees and our non-employee directors are eligible to receive discretionary awards under the Plan. All non-employee directors receive automatic grants of options under the Plan, unless our Committee determines otherwise. There are currently approximately 459 eligible participants in the Plan, of whom 451 are key employees and eight are non-employee directors.
Awards Under the Plan
The Plan authorizes the Committee to grant to key employees: (1) stock options, which may be either incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code or non-qualified stock options; (2) stock appreciation rights (“SARs”); (3) restricted stock; and (4) performance shares. In addition to awards to key employees, the Plan provides for automatic grants of non-qualified stock options to each non-employee director. Specifically, each non-employee director receives (a) a non-qualified stock option to purchase 1,000 Common Shares on the date that such non-employee director is first elected or appointed to our Board and (b) as amended and restated, a non-qualified stock option to purchase 1,000 Common Shares as of the last day of each fiscal year that such non-employee director is then serving as a director.
The Plan also authorizes the Committee to grant any of the four types of awards listed above to non-employee directors and to grant to key employees or non-employee directors two additional types of awards, restricted stock units and cash-based incentive awards. The Plan authorizes the Committee to modify or discontinue the automatic option grants to non-employee directors.
Except for the awards to non-employee directors, we cannot currently determine the number or types of awards that may be granted to particular eligible participants under the Plan. Such determinations will be made from time to time by our Committee, subject to the limitations in the Plan.
On March 15, 2021, the last reported sales price per Common Share on the NYSE was $23.94.

Terms of Awards
Options
Options.   The exercise price per Common Share subject to an option granted under the Plan is determined by our Committee, provided that the exercise price may never be less than the fair market value of a Common Share as determined on the date of grant, and the date of grant must be on or after the date on which the Committee approves the grant. The term of an option granted under the Plan is also determined by our Committee, provided that the term of an option may not exceed ten years. Options granted under the Plan become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by our Committee. Our Committee determines the methods by which options may be exercised and, unless our Committee determines that it would not be in our interests to do so, one of the available methods will be for the participant to make payment in full of the exercise price in cash, by tendering previously owned Common Shares having a fair market value on the date of exercise equal to the option exercise price or by tendering Common Shares otherwise receivable upon exercise of the option having a fair market value at the time of exercise equal to the option exercise price. All ISOs granted under the Plan are also required to comply with all other terms of Section 422 of the Code, and only key employee participants may receive ISOs. The Plan permits ISOs to be granted until the tenth anniversary of Board approval of the Plan as amended and restated, which occurred on February 25, 2021.
Automatic Grants of Non-Qualified Options to Non-Employee Directors.   The exercise price per Common Share of the automatic non-qualified options granted under the Plan to non-employee directors equals the fair market value of a Common Share on the date of grant. The term of each such option is ten years. A non-employee director may exercise a non-qualified option by making payment in full of the exercise price in cash, by tendering previously owned Common Shares having a fair market value on the date of exercise equal to the option exercise price or by tendering Common Shares otherwise receivable upon exercise of the option having a fair market value at the time of exercise equal to the option exercise price. The Plan gives the Committee discretion to modify or discontinue the automatic grants of non-qualified options to non-employee directors.
The Plan prohibits the repricing of stock options granted under the Plan.
SARs
SAR awards under the Plan may be made to key employees or non-employee directors. An SAR granted under the Plan confers on the holder a right to receive for each one Common Share to which the SAR relates, upon exercise thereof, the excess of (1) the fair market value of one Common Share on the date of exercise over (2) the grant price of the SAR as specified by our Committee. The grant price of an SAR under the Plan may not be less than the fair market value of a Common Share on the date of grant, and the date of grant may not be prior to the date on which the Committee approves the grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, Common Shares or other consideration) and any other terms and conditions of any SAR granted under the Plan is determined by our Committee; provided that the term of a SAR may not exceed ten years from the date of grant.
The Plan prohibits the repricing of SARs granted under the Plan.
Restricted Stock and Restricted Stock Units
The Plan authorizes the grant of restricted stock and restricted stock unit awards to key employees and non-employee directors. Restricted Common Shares and restricted stock units granted under the Plan are subject to such restrictions as our Committee may impose, including any limitation on the right to vote such Common Shares or the Common Shares underlying such restricted stock units or receive dividends thereon. The restrictions imposed on the Common Shares or restricted stock units may lapse separately or in combination at such time or times, or in such installments or otherwise, as our Committee may deem appropriate. Except as otherwise determined by our Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all shares of restricted stock or restricted stock units still subject to restriction will be forfeited by the key employee or non-employee director. Under the Plan, our Committee has the authority at its discretion to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units granted. The Committee will determine all other terms of restricted stock units, including the date on which the units will be settled and whether to settle the units in cash, in Common Shares (including restricted stock) or in a combination of cash and Common Shares.
Performance Shares
The Plan authorizes the grant of performance share awards to key employees and non-employee directors. Our Committee will determine the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Payment on performance shares will be made in Common Shares (which, at the discretion of our Committee, may be shares of restricted stock) equal to the number of performance shares payable. Our Committee may provide that, during a performance period, participants will be paid cash amounts, with respect to each performance share held by such participants, corresponding to the cash dividend paid on a Common Share. Participants will have no voting rights with respect to performance shares held by them.
Incentive Awards
Our Committee may grant annual and long-term incentive awards under the Plan to key employees and non-employee directors. An incentive award is the right to receive a cash payment (or a number of shares of equivalent value) to the extent performance goals are achieved. The Committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. Our Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period our Committee specifies, although our Committee may specify that performance goals subject to an award are deemed achieved upon a participant’s death, disability or change in control. The performance period for an annual incentive award must relate to a period of at least one of our fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of our fiscal years, except in each case, if the award is made at the time of commencement of employment or service with our company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent our Committee determines that payment will be in Common Shares or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.
Performance Goals
For purposes of the Plan, performance goals mean any objective or subjective goals our Committee establishes with respect to an award. Performance goals may include, but are not limited to, goals that relate to one or more of the following with respect our company or any one or more of our affiliates or other business units:
(1)
Revenues;

(2)
Gross operating profit;

(3)
Operating income;

(4)
Consolidated pre-tax income/earnings (adjusted or unadjusted);

(5)
Division pre-tax income/earnings (adjusted or unadjusted);

(6)
Net earnings;

(7)
Earnings per share;

(8)
Earnings before interest, taxes, depreciation and/or amortization (“EBITDA”) (adjusted or unadjusted);

(9)
Economic profit;

(10)
Operating margins and statistics;

(11)
Average return on invested capital;

(12)
Other financial return and leverage ratios; or

(13)
Total shareholder return metrics.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by our Committee, will exclude the effects of the following: (1) charges for reorganizing and restructuring; (2) discontinued operations; (3) asset write-downs; (4) gains or losses on the disposition of a business; (5) changes in tax or accounting principles, regulations or laws; (6) mergers, acquisitions or dispositions; (7) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (8) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, we identify in our publicly filed periodic or current reports, our audited financial statements or the Management’s Discussion and Analysis section of our annual report. Our Committee may also provide for other adjustments to performance goals in the agreement evidencing any award at the time the award is granted. In addition, our Committee may appropriately adjust any evaluation of performance under a performance goal for any reason our Committee determines is appropriate, including but not limited to excluding any of the following events that occurs during a performance period: (1) litigation, claims, judgments or settlements; (2) the effects of changes in other laws or regulations affecting reported results; and (3) accruals of any amounts for payment under the Plan or any other compensation arrangements maintained by us
Adjustments
In the event of any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares subject to the Plan or other of our securities, or other similar corporate transaction or event that affects the Common Shares, our Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and the awards (and subject to limitations specified in the Plan), adjust: (1) the number and type of Common Shares subject to the Plan and which thereafter may be made the subject of awards (including ISOs) under the Plan; (2) the award limits specified in the Plan; (3) the number and type of Common Shares subject to outstanding awards; (4) the performance goal or goals established under any award; and (5) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.
Limits on Transferability
No award granted under the Plan may be assigned, sold, transferred or encumbered by any participant, other than by will or by the laws of descent and distribution, except to the extent allowed by our Committee and in a manner specified by our Committee. Each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.
Amendment and Termination
Our board of directors may amend, alter, suspend, discontinue or terminate the Plan at any time, except that shareholder approval of any amendment to the Plan must first be obtained if otherwise required by: (1) the Code or any rules thereunder, (2) the listing requirements of the NYSE or any other principal securities exchange or market on which the Common Shares are then traded or (3) any other applicable law. Shareholders also must approve any amendments to materially increase the number of Common Shares authorized under the Plan or an amendment to the prohibition on repricing of options and SARs. No awards may be granted under the Plan after the tenth anniversary of the Board’s approval of the Plan’s amendment and restatement, which occurred on February 25, 2021. Termination of the Plan will not affect the rights of key employees or non-employee directors with respect to awards previously granted to them, the authority of our Board to amend, alter, suspend, discontinue or terminate the Plan or of our Committee to administer the Plan, and all unexpired awards shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. The Committee generally may modify or amend any award, or waive any restrictions or conditions applicable to an award or the exercise of an award, or amend, modify or cancel any terms and conditions applicable to any award, subject to certain limitations specified in the Plan.
Withholding
Not later than the date as of which a tax withholding obligation arises with respect to an award under the Plan, the key employee who holds the award will be required to pay to us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such award. Unless otherwise determined by our Committee, withholding obligations arising with respect to awards under the Plan may be settled with Common Shares previously owned or with Common Shares that are part of or otherwise receivable upon exercise or settlement of the award that gives rise to the withholding requirement. Our obligations under the Plan are conditional on such payment or arrangements, and we and any subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. Our Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Common Shares.
Certain U.S. Federal Income Tax Consequences
Stock Options
The grant of a stock option under the Plan creates no income tax consequences to the key employee, non-employee director or us. A key employee or non-employee director who is granted a non-qualified stock option generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Shares at such time over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or non-employee director. A subsequent disposition of the Common Shares will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Shares on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending on the length of time the Common Shares have been held.
In general, if a key employee holds the Common Shares acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the key employee will recognize no income or gain as a result of the exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the key employee on the disposition of the Common Shares will be treated as a long-term capital gain or loss. No deduction will be allowed to us. If either of these holding period requirements is not met, then the key employee will recognize ordinary income at the time of the disposition equal to the lesser of: (1) the gain realized on the disposition or (2) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending on the length of time the Common Shares had been held.
Stock Appreciation Rights
The grant of an SAR creates no income tax consequences for the participant or us. Upon exercise of an SAR, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Shares or other property received, except that if the participant receives an option, shares of restricted stock or performance shares upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.
Restricted Stock
A participant will not recognize income upon receiving an award of restricted stock under the Plan unless the election described below is made. However, a participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. We will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid (and will not be eligible for taxation at rates applicable to “qualifying dividends”). We will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.
A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. We will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment (taxable at rates applicable to “qualifying dividends”) and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of the deduction we originally claimed with respect to such shares.
Restricted Stock Units
The grant of a restricted stock unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time.
Performance Shares
The grant of performance shares will create no income tax consequences for the participant or us. Upon the receipt of Common Shares or other property at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of any Common Shares or other property received. In addition, the participant will recognize ordinary income upon the receipt of cash payments that are based on the amount of dividends paid by us with respect to Common Shares. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.
Incentive Awards
A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash or fair market value of shares paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.
New Plan Benefits
The table below sets forth awards that our Committee approved under the Plan in 2020 and early 2021 contingent on shareholder approval of the amendment to the Plan described above. If the amendment to the

Plan is not approved by our shareholders at our 2021 Annual Meeting, then the awards set forth in the table below will be null and void.
Name and Position	Stock Options
Stephen H. Marcus Chairman of the Board	—
Gregory S. Marcus President and CEO	217,300
Douglas A. Neis Executive Vice President, CFO and Treasurer	65,200
Thomas F. Kissinger Senior Executive Vice President, General Counsel and Secretary	67,100
Rolando B. Rodriguez Executive Vice President, Chairman, President and CEO of Marcus Theatres Corporation	76,500
Executive Group	426,100
Non-Executive Director Group	—
Non-Executive Officer Employee Group	337,600
Except as set forth in the table above and for the grants of 1,000 stock options to non-employee directors upon appointment and annually as described above, we currently cannot determine the awards that may be granted under the Plan in the future to eligible participants. Our Committee will make future awards under the Plan in its discretion from time to time, and the benefits received will depend on the fair market value of our Common Shares at various future dates and the extent to which performance goals set by the Committee are met.
Securities Authorized for Issuance under Equity Compensation Plans
The following table lists certain information about our two stock option plans, our 1995 Plan and the Plan, all of which were approved by our shareholders. We do not have any equity-based compensation plans that have not been approved by our shareholders, as of December 31, 2020.
Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
2,234,000	$24.87	216,000
Vote Required
The affirmative vote of a majority of the votes present or represented at the meeting is required for approval of the amendment and restatement of the Plan. The Board of Directors recommends that the shareholders vote FOR approval of the amendment and restatement of the Plan.
THE BOARD RECOMMENDS THE AMENDMENT AND RESTATEMENT OF THE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR GRANT THEREUNDER AND MAKE OTHER CHANGES TO THE TERMS OF THE PLAN AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH AMENDMENT AND RESTATEMENT. COMMON SHARES OR CLASS B SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE AMENDMENT AND RESTATEMENT.

PROPOSAL 3 — APPROVAL, BY ADVISORY VOTE, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As indicated by the preceding discussion, executive compensation is an important matter both to us and to our shareholders. In addition, Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our shareholders with an opportunity to approve the compensation of our named executive officers by a non-binding advisory vote. Accordingly, we are seeking the approval of our shareholders through this advisory vote of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. At our 2020 annual meeting, over 98% of the votes cast and over 82% of all shares entitled to vote at the meeting were voted in favor of the compensation of our named executive officers. In developing our executive compensation and benefit programs that were in effect for fiscal 2020 as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement, we maintained during fiscal 2020 many of the same executive compensation and benefit programs that were overwhelmingly approved by our shareholders at our 2020 annual meeting.
We have designed our executive compensation program to attract, motivate and retain people with the skills required to achieve our performance goals in a competitive business environment, and to enhance our overall financial performance. Our compensation programs are based on the principle of pay for performance. Our intention is for our executive compensation programs to reflect the level of our executive officers’ individual contributions and our corporate performance, while striking an appropriate balance between short-term and longer-term corporate performance. We evaluate performance over several periods of time, and while the specific elements of executive compensation vary from time to time, our executive compensation programs focus on the principle of pay for performance, both in program design and in the specific awards.
In addition, we and the Compensation Committee of our board of directors consider the following principles when designing and implementing compensation programs for our executive officers:
•
We strive to compensate our executives at competitive levels to ensure that we attract, retain and motivate our key management employees who we expect will contribute significantly to our long-term success and value creation.

•
We link our executives’ compensation to the achievement of pre-established financial and individual performance goals that are focused on the creation of long-term shareholder value.

Our executive compensation programs are designed to foster an ownership mentality and an entrepreneurial spirit in our management team. We try to do this by providing our executives with a substantial long-term incentive compensation component that helps to more closely align our executives’ financial interests with those of our shareholders over an extended performance period, and that otherwise encourages executives to take appropriate and measured market-responsive risk-taking actions that will facilitate our long-term growth and success.
Our board of directors would like the approval of our shareholders of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives in this proxy statement. Accordingly, for the reasons we discuss above, our board of directors unanimously recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section, compensation tables, and accompanying narratives contained in this proxy statement.”
The compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
As this is an advisory vote, the results of the vote will not be binding on our board of directors, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our executive compensation programs, and our Compensation Committee will review and consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled “Contacting the Board.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT. COMMON SHARES OR CLASS B SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.
PROPOSAL 4 — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021
The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2021. Although not required to be submitted to a shareholder vote, our board of directors believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by our shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the full board of directors will ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm at their first meeting after the Virtual Meeting.
THE BOARD RECOMMENDS THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021 AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH RATIFICATION. COMMON SHARES OR CLASS B SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

POLICIES AND PROCEDURES GOVERNING RELATED PERSON TRANSACTIONS
Our board of directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•
a “related person” means any of our directors, executive officers or nominees for director, any immediate family members of those individuals, and any holders of more than 5% of our Common Shares or Class B Common Shares; and

•
a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant, the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors and nominees for director is required to disclose to our Corporate Governance and Nominating Committee certain information relating to related person transactions for review, approval or ratification by the Corporate Governance and Nominating Committee. Disclosure to the Corporate Governance and Nominating Committee is required before engaging in, if possible, or as soon as practicable after the executive officer, director or nominee for director becomes aware that he or she has engaged in, the related person transaction. The decision of the Corporate Governance and Nominating Committee whether or not to approve or ratify a related person transaction is to be made in light of the Corporate Governance and Nominating Committee’s determination of whether the transaction is in our best interests and/or whether the transaction is on terms at least as favorable as could be obtained from a non-affiliated third party. Any related person transaction must be disclosed to our Audit Committee and to our full board of directors.
Pursuant to these policies and procedures, our Corporate Governance and Nominating Committee ratified the following ongoing related person transactions:
We were provided 78 automobiles for use from time to time during fiscal 2020 by Selig Leasing Co., Inc., in respect of which we paid an aggregate of $304,000 to Selig Leasing in fiscal 2020. As in prior years, the amounts we paid to Selig Leasing did not exceed the out-of-pocket expenses incurred by Selig Leasing in providing these vehicles for our use. Allan H. Selig, one of our directors, is the chief executive officer and sole shareholder of Selig Leasing.
We lease a suite and purchase tickets for Milwaukee Brewers baseball games at American Family Field in Milwaukee, Wisconsin, for the benefit of customers, vendors, associates, significant shareholders and charitable purposes. We paid an aggregate of $132,000 to the Milwaukee Brewers Baseball Club, LP in fiscal 2020. Stephen H. Marcus, our chairman of the board, is trustee of a trust that owns a minority equity interest in the Milwaukee Brewers Baseball Club, LP.
We have an administrative services agreement with Marcus Investments, LLC, which is owned by the three sons of Stephen H. Marcus, our chairman, including Gregory S. Marcus, our president and chief executive officer. The agreement provides that Marcus Investments may not invest in businesses that compete with our motion picture theatre exhibition or hotels or resorts businesses. Pursuant to the agreement, we from time to time provide various administrative support services, legal services and related equipment to Marcus Investments in support of its business. Such services are provided solely at our discretion so that the performance of these services does not interfere with or otherwise adversely affect our business or operations. Marcus Investments pays us not less than our fully-allocated direct and indirect costs and expenses for providing any such services. During fiscal 2020, Marcus Investments made aggregate payments to us of $37,000 for the provision of the aforementioned services. The agreement is subject to annual review and re-approval, by our Corporate Governance and Nominating Committee, which reapproved the agreement in February 2020. Additionally, during fiscal 2020, our theatre division licensed the Zaffiro’s pizza recipe and related intellectual property rights from an entity that is owned by Marcus Investments, LLC. During fiscal 2020, we paid such entity approximately $150,000 in licensing fees.

OTHER MATTERS
Deloitte & Touche LLP acted as our independent auditors during fiscal 2020 and fiscal 2019. Representatives from Deloitte & Touche LLP are expected to be present at the Virtual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions. Deloitte & Touche LLP’s fees for fiscal 2020 and fiscal 2019 are summarized in the following table:
	2020	2019
Audit Fees(1)	$894,000	$844,000
Audit-Related Fees(2)	110,000	124,000
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$1,004,000	$968,000

(1)
In 2020, we agreed to pay Deloitte & Touche LLP additional fees for auditing work on COVID-19 pandemic-related accounting matters. In 2019, we agreed to pay Deloitte & Touche LLP additional fees for auditing work on our Movie Tavern acquisition.

(2)
Audit-related fees in 2020 consist of the fees billed in connection with our convertible debt issuance and related comfort letter in September 2020. Audit-related fees in 2019 consist of the fees billed in connection with a Form S-3 and related comfort letter we filed in February 2019.

(3)
Tax fees consist of the fees billed for consultation services on various tax matters.

Our Audit Committee pre-approves the provision of all auditing and non-audit services by our independent auditors. During our fiscal 2020 and fiscal 2019, all of the services related to the audit and other fees described above were pre-approved by our Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.
As noted in the Audit Committee Report, our Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with its independence.
We have filed an Annual Report on Form 10-K with the SEC for fiscal 2020, which ended on December 31, 2020. A copy of our Form 10-K (excluding exhibits) is available online at www.proxyvote.com and also through our website, www.marcuscorp.com. In addition, we will provide to any shareholder, without charge, upon written request of such shareholder, an additional copy of such Annual Report and a copy of any other document referenced in this proxy statement as being available to a shareholder upon request. Such requests should be addressed to Thomas F. Kissinger, Senior Executive Vice President, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.
Our board of directors does not intend to present at the Virtual Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. Our board of directors does not know of any other matters to be brought before the Virtual Meeting that will require the vote of shareholders. If any other business or matters properly come before the Virtual Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.
We did not receive any shareholder proposals for consideration at the Virtual Meeting. A shareholder wishing to include a proposal in our proxy statement for our 2022 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must forward the proposal to us by November 25, 2021. In addition, a shareholder who otherwise intends to present business at our 2022 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to our Secretary not later than 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting. Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to February 8, 2022, the notice will be considered untimely and we will not be required to present such proposal at the 2022 Annual Meeting of Shareholders. If our board of directors chooses to present such proposal at our 2022 Annual Meeting of Shareholders, the persons named in proxies solicited by the board of directors for the 2022 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.
We have paid the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain of our officers and employees. We will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. We do not intend to specially engage anyone to solicit proxies or to pay special compensation for that purpose, but we reserve the right to do so should we conclude that such efforts are needed.
On Behalf of the Board of Directors
Thomas F. Kissinger Senior Executive Vice President, General Counsel and Secretary
Milwaukee, Wisconsin
March 25, 2021

Attachment A
THE MARCUS CORPORATION
2004 EQUITY AND INCENTIVE AWARDS PLAN
Amended And Restated
February 25, 2021
Section 1.      Purpose and History.
(a)   Purpose. The purpose of The Marcus Corporation 2004 Equity and Incentive Awards Plan (the “Plan”) is to promote the best interests of The Marcus Corporation (the “Company”) and its shareholders by providing Key Employees and Non-Employee Directors of the Company and its Affiliates with an opportunity to acquire a, or increase their, proprietary interest in the Company or an opportunity to earn incentive compensation on the basis of the Company’s financial performance. It is intended that the Plan will promote (i) continuity of management and increased incentive and personal interest in the welfare of the Company by those Key Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success and (ii) the achievement of long-term growth and financial success of the Company by attracting and retaining Non-Employee Directors of outstanding competence and by better aligning the personal financial interests of Non-Employee Directors to those of the Company’s shareholders.
(b)   History. The Plan was previously known as The Marcus Corporation 2004 Equity Incentive Plan. Prior to the Effective Date of the Plan, the Company had in effect the 1995 Incentive Plan and 1994 Director Plan, which were originally effective September 28, 1995 and September 29, 1994, respectively. Each of the 1995 Incentive Plan and 1994 Director Plan terminated upon shareholder approval of the Plan on October 6, 2004 and no new awards may be granted under such plans, although outstanding awards granted under the 1995 Incentive Plan continue to be subject to all terms and conditions of such plan and outstanding awards granted under the 1994 Director Plan continued to be subject to all terms and conditions of such plan until its expiration. This Plan was amended and restated by the Board of Directors of the Company as of July 8, 2008, was amended and restated by the Board of Directors of the Company and renamed The Marcus Corporation 2004 Equity and Incentive Awards Plan as of July 14, 2011 and was amended and restated by the Board of Directors of the Company as of February 25, 2021 (the “Board Approval Date”), contingent upon shareholder approval.
Section 2.    Definitions.
As used in the Plan, the following terms shall have the respective meanings set forth below:
(a)   “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.
(b)   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Incentive Award granted under the Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code, including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Section 409A(a)(2) of the Code.
(c)   “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award.
(d)   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(e)   “Commission” shall mean the Securities and Exchange Commission.

(f)   “Committee” shall mean the Compensation Committee of the Board of Directors of the Company (or any other committee thereof designated by the Board of Directors of the Company to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3.
(g)   “Director” shall mean any individual who is a member of the Board of Directors of the Company.
(h)   “Effective Date” shall have the meaning assigned in Section 9.
(i)   “Employee” shall mean any full-time or part-time employee of the Company or any of its Affiliates. For purposes of the Plan, an individual whose only employment relationship with the Company or its Affiliates is as a Director shall not be deemed to be an Employee.
(j)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(k)   “Fair Market Value” shall mean, with respect to a Share on a particular date, the last sales price on such date on the national securities exchange on which the Shares are then traded, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares. With respect to property other than Shares, Fair Market Value shall mean the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(l)   “Incentive Award” shall mean the right to receive a cash payment or Stock to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 6(e)(ii) of the Plan and “Long-Term Incentive Awards” as described in Section 6(e)(iii) of the Plan.
(m)   “Incentive Stock Option” shall mean an option to purchase a Share or Shares granted under Section 6(a)(i) of the Plan that meets the requirements of Section 422 of the Code.
(n)   “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, or an individual that the Company or an Affiliate has engaged to become such an officer or other key employee, in each case as determined by the Committee in its discretion.
(o)   “Non-Employee Director” shall mean any Director who is not otherwise an Employee.
(p)   “Non-Qualified Stock Option” shall mean an option to purchase a Share or Shares granted under Section 6(a) of the Plan that is not an Incentive Stock Option.
(q)   “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(r)   “Participant” shall mean a Participating Key Employee or a Non-Employee Director.
(s)   “Participating Key Employee” shall mean a Key Employee who is granted an Award under the Plan.
(t)   “Performance Goals” shall mean any objective or subjective goals the Committee establishes with respect to an Award. Performance Goals may include, but are not limited to, goals that relate to one or more of the following with respect to the Company or any one or more Affiliates or business units:
(i)
Revenues;

(ii)
Gross operating profit;

(iii)
Operating income;

(iv)
Consolidated pre-tax income/earnings (adjusted or unadjusted);

(v)
Division pre-tax income/earnings (adjusted or unadjusted);

(vi)
Net earnings;

(vii)
Earnings per share;

(viii)
Earnings before interest, taxes, depreciation and/or amortization (EBITDA) (adjusted or unadjusted);

(ix)
Economic profit;

(x)
Operating margins and statistics;

(xi)
Average return on invested capital;

(xii)
Other financial return and leverage ratios; or

(xiii)
Total shareholder return metrics.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report. The Committee may also provide for other adjustments to Performance Goals in the Award Agreement evidencing any Award at the time the Award is granted. In addition, the Committee may appropriately adjust any evaluation of performance under a Performance Goal for any reason the Committee determines is appropriate, including but not limited to excluding any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
(u)   “Performance Period” shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.
(v)   “Performance Share” shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).
(w)   “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(x)   “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(f) of the Plan.
(y)   “Restricted Stock Unit” shall mean the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.
(z)   “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(aa)   “Section 16 Participants” shall mean Participating Key Employees or Non-Employee Directors who are subject to the provisions of Section 16 of the Exchange Act.
(bb)   “Shares” shall mean shares of common stock of the Company, $1 par value, and such other securities or property as may become subject to the Plan and Awards pursuant to an adjustment made under Section 4(b) of the Plan.
(cc)   “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(dd)   “1994 Director Plan” shall mean The Marcus Corporation 1994 Nonemployee Director Stock Option Plan.
(ee)   “1995 Incentive Plan” shall mean The Marcus Corporation 1995 Equity Incentive Plan.
Section 3.    Administration.
(a)   The Committee. The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3.
(b)   Committee Administration. Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant (provided that Incentive Stock Options may be granted only to Key Employees); (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)   Decisions Binding.   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any other holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.
(d)   Delegation to Other Committees or Officers. To the extent applicable law permits, the Board of Directors of the Company may delegate to another committee of the Board of Directors of the Company, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised, unless the delegation is to another committee of the Board of Directors of the Company consisting entirely of Non-Employee Directors. If the Board of Directors of the Company or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.
(e)   Indemnification. The Company will indemnify and hold harmless each member of the Committee, each member of the Board of Directors of the Company that has administered the Plan in the absence of a Committee pursuant to Section 3(a) and each officer or member of any other committee to whom a delegation under Section 3(d) has been made, as to any act done, or determination made, with respect to the Plan or any Award to the maximum extent that the laws of the State of Wisconsin and the Company’s bylaws permit.

Section 4.    Shares Available for Award.
(a)   Shares Available. Subject to adjustment as provided in Section 4(b):
(i)   Plan Reserve. The number of Shares with respect to which Awards may be granted under the Plan shall be 5,413,579 (which represents the total of the 1,413,579 Shares that were available under the Plan on the Effective Date plus an additional 4,000,000 Shares) plus the number of shares as described in Section 4(a)(iii), all of which may be issued pursuant to Incentive Stock Options. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.
(ii)   Replenishment of Shares Under this Plan. If any Award granted under the Plan terminates, expires, lapses or is cancelled for any reason without the issuance of Shares under the Award, the Shares relating to such Award shall become automatically available for issuance pursuant to other Awards under Section 4(a)(i), including issuance as Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares or Shares issuable upon exercise of the Award are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 4(a)(i), but such Shares may not be issued as Incentive Stock Options.
(iii)   Addition of Shares From Predecessor Plans. After the Effective Date of the Plan, the number of Shares available for issuance under this Plan, as determined under the first sentence of Section 4(a)(i), shall be increased by the number of Shares subject to awards granted under the 1995 Incentive Plan or 1994 Director Plan that would again become available for new grants under the terms of the 1995 Incentive Plan or 1994 Director Plan, as applicable, if such plans were still in effect. Any such Shares will not be available for future awards under the terms of the 1995 Incentive Plan or 1994 Director Plan, as applicable.
(iv)   Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
(b)   Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and Awards, adjust any or all of (i) the number and type of Shares subject to the Plan (including the number and type of Shares described in Section 4(a)) and which thereafter may be made the subject of Awards (including Incentive Stock Options) under the Plan; (ii) the number and type of Shares subject to outstanding Awards; (iii) the performance goal or goals established under any Award; and (iv) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that any such adjustment to an Award that is exempt from Section 409A of the Code shall be made in a manner that permits the Award to continue to be so exempt; and provided further that any such adjustment with respect to an Award that is subject to Section 409A of the Code shall be made in a manner that complies with the provisions thereof; and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Committee, then the adjustments contemplated by this Section 4(b) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.
Section 5.      Eligibility; Participant Limitations.
(a)   Key Employees. Any Key Employee, including any executive officer or an Employee who is also a Director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee.

(b)   Non-Employee Directors. Any Non-Employee Director is eligible to receive Awards under the Plan.
Section 6.      Awards.
(a)   Options.
(i)   Discretionary Option Awards. The Committee is hereby authorized to grant Options to Participants with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.
(1)   Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a)(i) shall be determined by the Committee; provided, however, that such exercise price shall never be less than the Fair Market Value of a Share as determined on the date of grant of such Option, and the date of grant shall not be prior to the date that the Committee approves the grant.
(2)   Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.
(3)   Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Board Approval Date. Incentive Stock Options may be granted only to Participating Key Employees.
(ii)   Automatic Non-Qualified Stock Option Awards to Non-Employee Directors.
(1)   Initial Awards. Unless otherwise determined by the Committee, on the date of initial election or initial appointment of a Non-Employee Director during the term of the Plan, each such Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 1,000 Shares.
(2)   Annual Awards. Unless otherwise determined by the Committee, on the final day of each fiscal year of the Company during the term of the Plan, each then serving Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 1,000 Shares.
(3)   Exercise Price. The exercise price per Share available for purchase under a Non-Qualified Stock Option granted pursuant to Section 6(a)(ii) shall equal the Fair Market Value of a Share on the date of grant of such Non-Qualified Stock Option.
(b)   Stock Appreciation Right Awards. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive for each one Share to which to the Stock Appreciation Right relates, upon exercise thereof, the excess of (i) the Fair Market Value of such Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The date of grant of the Stock Appreciation Right shall not be prior to the date that the Committee approves the grant. Subject to the terms of the Plan, the grant price, term, the number of Shares to which the Stock Appreciation Right relates, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided that the term of a Stock Appreciation Right shall not exceed a period of ten years from the date of its grant.. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.
(c)   Restricted Stock and Restricted Stock Unit Awards.
(i)   Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)   Restrictions. Shares of Restricted Stock and Restricted Stock Units granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or a Share underlying a Restricted Stock Unit or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion.
(iii)   Registration of Restricted Stock. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.
(iv)   Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed. Notwithstanding the foregoing, if Restricted Stock is evidenced by book-entry registration, at the end of the applicable restriction period, the lapse of the restrictions imposed under the Plan may be evidenced by the Company’s transfer agent removing applicable stop-transfer or other restrictions.
(v)   Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment or service of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units held by a Participant.
(vi)   Other Terms of Restricted Stock Units. The Committee will determine all other terms and conditions of Restricted Stock Units, including but not limited to the date on which the Restricted Stock Units will be settled and whether to settle such Restricted Stock Units in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.
(d)   Performance Share Awards.
(i)   Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Participants.
(ii)   Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the Performance Goal or Performance Goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares.
(iii)   Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share held by such Participant, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participants shall have no voting rights with respect to Performance Shares held by them.
(iv)   Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust (up or down) Performance Goals and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which Performance Goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including, without limitation, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.
(v)   Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, appropriate evidence (as determined by the Committee), which may include, without limitation, book-entry registration or issuance of a stock certificate of certificates, of the issuance or transfer of a number of Shares equal to the number of Performance Shares payable shall be delivered to the Participant; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.
(e)   Incentive Awards.
(i)   Authorization. The Committee is hereby authorized to grant Annual Incentive Awards and Long-Term Incentive Awards to Participants. Nothing contained in this Section 6(e) shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, including other cash-based incentive compensation arrangements.
(ii)   Annual Incentive Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable (which shall be denominated as a cash amount or range of cash amounts regardless of the type of payment selected), the type of payment, and the timing of payment, subject to the following: (A) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or a change of control (as defined by the Committee); (B) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment or service with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (C) payment will be in cash except to the extent that the Committee determines that payment will be made in the form of a grant of Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the grant equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Committee or election by the Participant must be made in accordance with the requirements of Section 409A of the Code.
(iii)   Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable (which shall be denominated as a cash amount or range of cash amounts regardless of the type of payment selected), the type of payment, and the timing of payment, subject to the following: (A) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or a change of control (as defined by the Committee); (B) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment or service with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (C) payment will be in cash except to the extent that the Committee determines that payment will be made in the form of a grant of Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the grant equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Committee or election by the Participant must be made in accordance with the requirements of Section 409A of the Code.
(f)   General.
(i)   No Cash Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii)   Award Agreements. Each Award shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.
(iii)   Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iv)   Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, vesting or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures shall, to the extent they relate to deferrals, comply with the requirements of Section 409A of the Code in all respects and may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.
(v)   Method of Exercise.
(1)   In General. The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Award may be made or deemed to have been made. Unless the Committee determines that it would not be in the interests of the Company to do so, the total exercise price of any Award shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price; (c) by tendering Shares otherwise receivable upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price; or (d) by any combination of (a), (b) and/or (c).
(2)   Automatic Grants of Non-Qualified Stock Options to Non-Employee Directors. Unless otherwise determined by the Committee, Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Section 6(a)(ii) shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Non-Qualified Stock Option is to be exercised, accompanied by full payment for the Shares. Unless otherwise determined by the Committee, the total exercise price upon exercise of any such Non-Qualified Stock Option shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price; (c) by tendering Shares otherwise receivable upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price; or (d) by any combination of (a), (b) and/or (c).
(vi)   Restrictions on Share Transferability. Shares acquired pursuant to an Award shall be subject to applicable restrictions under applicable federal securities laws, under the requirements of any national securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
(vii)   Non-Transferability of Awards. Each Award shall not be transferable other than by will or the laws of descent and distribution except that a Participant may, to the extent allowed by the Committee and in a manner specified by the Committee or the Award Agreement, (a) designate in writing a beneficiary to exercise the Award after the Participant’s death and (b) transfer any Award.
(viii)   Term of Awards.
(1)   In General. Except as otherwise provided in the Plan, the term of each Award granted to a Participant shall commence on such date and be for such period as shall be determined by the Committee.
(2)   Automatic Grants of Non-Qualified Stock Options to Non-Employee Directors. Unless otherwise determined by the Committee, Non-Employee Directors shall be entitled to exercise Non-Qualified Stock Options granted pursuant to Section 6(a)(ii) in whole or in part at any time and from time beginning immediately after the date of the grant of the Non-Qualified Stock Option and ending on the date that is the earlier of (a) the date that is ten years from the date of the grant of the Non-Qualified Stock Option or (b) the date that is six months after the termination of such Non-Employee Director’s service for any reason.
(ix)   Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered, or book-entry registrations, under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, New York Stock Exchange or any other stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.
(x)   Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 4(b), neither the Committee nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price.
Section 7.      Amendment and Termination of the Plan and Awards; Correction of Defects and Omissions.
(a)   Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), (ii) the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon) or (iii) any other applicable law. Shareholders also must approve any of the following Plan amendments: (x) an amendment to materially increase any number of Shares specified in Section 4(a) (except as permitted by Section 4(b)); or (y) an amendment to the provisions of Section 6(f)(x). Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, the authority of the Board of Directors of the Company under this Section 7(a) or the authority of the Committee to administer the Plan under Section 3, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
(b)   Amendment, Modification or Cancellation of Awards. Except as provided in Section 6(f)(x) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 4(b)), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 4(b) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.
(c)   Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Award or the Plan into effect.

Section 8.      General Provisions.
(a)   No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
(b)   Withholding. No later than the date as of which a tax withholding obligation arises with respect to any Award under the Plan, the Participating Key Employee who holds such Award shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such Award. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee and/or with Shares that are part of or are otherwise receivable upon exercise or settlement of the Award; provided that, in the case of Share withholding, the amount withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent necessary to avoid an accounting charge or other adverse accounting treatment for the Company. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.
(c)   No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)   Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, or the right to continue as a Director. Further, the Company or any Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.
(e)   Employment and Service. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:
(i)   A Key Employee who transfers employment between the Company and an Affiliate, or between Affiliates, will not be considered to have terminated employment;
(ii)   A Director who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
(iii)   A Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
(iv)   A Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Section 409A of the Code, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Section 409A of the Code, and payment will be delayed for six months if the Participant is a “specified employee” within the meaning of Section 409A of the Code to the extent necessary to avoid the imposition of an additional tax under Section 409A.

(f)   Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.
(g)   Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law. Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
(h)   Limitations on Actions. Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, must be brought within one year after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(i)   Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.
(j)   No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.
(k)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(l)   No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Section 409A of the Code shall be so exempt, (ii) any Award intended to comply with Section 409A of the Code or Section 422 of the Code shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
(m)   Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant (or such other Person having a right with respect to the Participant’s Award) has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.

Section 9.      Effective Date of the Plan.
The Plan became effective on October 6, 2004, the date the Plan was initially adopted by the shareholders (“Effective Date”).
Section 10.      Term of the Plan.
No Award shall be granted under the Plan following the tenth anniversary of the Board Approval Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

The Marcus Corporation

THE MARCUS CORPORATION
ATTN: THOMAS KISSINGER
100 EAST WISCONSIN AVE, STE 1900
MILWAUKEE, WI 53202-4125

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 5, 2021 for shares held directly and by 11:59 P.M. ET on May 3, 2021 for shares held in a 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MCS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 5, 2021 for shares held directly and by 11:59 P.M. ET on May 3, 2021 for shares held in a 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39679-P49508 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MARCUS CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Stephen H. Marcus	06) Bruce J. Olson
02) Gregory S. Marcus	07) Philip L. Milstein
03) Diane Marcus Gershowitz	08) Brian J. Stark
04) Allan H. Selig	09) Katherine M. Gehl
05) Timothy E. Hoeksema	10) David M. Baum

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D39680-P49508

THE MARCUS CORPORATION
Annual Meeting of Shareholders
May 6, 2021 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen H. Marcus and Thomas F. Kissinger, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and/or Class B Common Stock of THE MARCUS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on May 6, 2021, virtually at www.virtualshareholdermeeting.com/MCS2021, and any adjournment or postponement thereof. The shareholder(s) acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement, the 2020 Annual Report on Form 10-K and hereby revokes any other proxy the shareholder(s) may have executed previously for the 2021 Annual Meeting of Shareholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If other matters properly come before the meeting or any adjournment or postponement thereof, the above named proxies will vote on such matters in their best judgment.

This proxy covers all the shares for which the undersigned has the right to give voting instructions to Wells Fargo Institutional Retirement & Trust Services, Trustee of The Marcus Corporation Pension Plus Plan. This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. ET on May 3, 2021, the Trustee will be deemed to have been instructed to vote the shares held in The Marcus Corporation Pension Plus Plan in the same proportion as the shares for which the Trustee has received timely voting instructions from others.

Continued and to be signed on reverse side